Filed Pursuant to Rule 424(b)(5)

Registration No. 333-256827

Prospectus Supplement

(To Prospectus Dated June 17, 2021)

53,197.7234 Shares of Series 8 Convertible Preferred Stock

112,778,720 Shares of Common Stock Underlying the Series 8 Convertible Preferred Stock

Warrants to purchase up to 112,778,720 Shares of Common Stock

We are offering (i) up to 53,197.7234 shares of our newly designated Series 8 convertible preferred stock, par value $0.001 per share (the “Series 8 Preferred Stock”), each share with a stated value of $1,000 per share (the “Stated Value”), initially convertible into an aggregate of approximately 2,120 shares of our common stock, and (ii) related warrants to purchase up to an aggregate of 112,778,720 shares (the “Warrants”), pursuant to this prospectus supplement and the accompanying prospectus, directly to certain institutional investors. The shares of Series 8 Preferred Stock and Warrants will be issued separately but can only be purchased together in this offering. Each share of Series 8 Preferred Stock and related Warrants will be sold together at a subscription amount of $940.00, representing an original issue discount of 6% of the Stated Value for an aggregate subscription amount of $50,005,860.00. This prospectus supplement also relates to the offering of such shares of common stock issuable upon (i) conversion of the Series 8 Preferred Stock and (ii) exercise of the Warrants.

The Warrants will have an exercise price per whole share of $0.4717, will be immediately exercisable and will expire five years from the issuance date.

At any time beginning on October 1, 2022 (the “Redemption Triggering Date”) and ending ninety (90) days thereafter, each holder of Series 8 Preferred Stock may require us to redeem all or part of such shares then held by such holder in cash for a redemption price per share equal to the Stated Value plus all accrued but unpaid dividends thereon and all liquidated damages and other costs, expenses, or amounts due in respect of such shares (the “Redemption Amount”), provided that in certain instances of our default more particularly described in the Certificate of Designation for the Series 8 Preferred Stock (the “Certificate of Designation”), the Redemption Amount is increased to 110% of the Stated Value plus all accrued but unpaid dividends thereon and all liquidated damages and other costs, expenses, or amounts due in respect of such shares. Correspondingly, beginning on the Redemption Triggering Date for so long as the shares of Series 8 Preferred Stock remain outstanding, we have the right to redeem all or part of such shares then held by a holder for the Redemption Amount, subject to the satisfaction of certain equity conditions specified in the Certificate of Designation. In the event, we elect to exercise our redemption right, the holder will have an option to convert the shares of Series 8 Preferred Stock subject to redemption into our common stock in accordance with the Certificate of Designation within thirty (30) days following a written notice sent to the holder. Upon the receipt of the pertinent Redemption Amount, the holder of the Series 8 Preferred Stock will forfeit 50% of the Warrants issued.

In addition, if after the issuance date (i) the volume weighted average price for each of any 10 consecutive trading day period following such event, exceeds $1.00 per share (subject to adjustments for splits, dividends, and the like); (ii) the volume for each trading day during any such period exceeds $2,000,000 of shares of our common stock per trading day; and (iii) we satisfy certain equity conditions, then we may, within 1 trading day after the end of any such 10 day period, cause each holder to convert all or part of such holder’s Series 8 Preferred Stock.

We have engaged Maxim Group LLC, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to place the securities offered by this prospectus supplement. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the fees set forth in the table below. See “Plan of Distribution” beginning on page PS-20 of this prospectus supplement for more information regarding these arrangements.

Our common stock is listed on the Nasdaq Capital Market under the symbol “INPX.” The last reported sale price of our common stock on the Nasdaq Capital Market on March 21, 2022, was $0.3284 per share. None of the Series 8 Preferred Stock or the Warrants will be listed on any national securities exchange or other trading market. Without an active trading market, the liquidity of these securities will be limited.

Investing in our securities involves a high degree of risk, including that the trading price of our common stock has been subject to volatility and investors in this offering may not be able to sell their shares of common stock above the actual offering price or at all. See “Risk Factors” beginning on page PS-7 of this prospectus supplement, page 5 of the accompanying base prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

	Per share of Series 8 Preferred Stock and Related Warrants	Total
Offering price	$1,000.00	$53,197,723.40
6% Original Issue Discount(1)	$60.00	$3,191,863.40
Placement Agent’s fees(2)	$56.40	$3,000,351.60
Proceeds, before expenses, to us(3)	$883.60	$47,005,508.40

(1)	Each share of Series 8 Preferred Stock and related Warrants are being sold together at a subscription amount of $940.00, representing an original issue discount of 6% of the Stated Value.
(2)	In addition, we have agreed to reimburse the placement agent for certain out-of-pocket expenses. See “Plan of Distribution” beginning on page PS-20 of this prospectus supplement for additional information with respect to the compensation we will pay the placement agent.
(3)	The above summary of offering proceeds does not give effect to any proceeds from the exercise of the Warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Placement Agent

Maxim Group LLC

The date of this prospectus supplement is March 22, 2022

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

PS-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form a part of a registration statement on Form S-3 (File No. 333-256827), which was declared effective on June 17, 2021, that we filed with the Securities Exchange Commission (“SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying base prospectus, provides more general information about the securities we may offer from time to time, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying base prospectus, all information incorporated by reference herein and therein, and the additional information described under “Where You Can Find More Information” in this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated herein by reference in this prospectus supplement and contained or incorporated therein by reference in the accompanying base prospectus. We have not authorized any other person to provide you with any information that is different. If anyone provides you with different, additional or inconsistent information, you should not rely on it.

We are offering to sell our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement and the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus supplement to the “Company,” “we,” “us” and “our” refer to Inpixon and its subsidiaries.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the placement agent has not, authorized anyone to provide you with information that is different. We and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or the date of any sale of our securities.

PS-ii

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference contain forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimates,” “expects,” “intends,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus, regarding, among other things:

●	our history of losses;

●	our ability to achieve profitability;

●	our limited operating history with recent acquisitions;

●	risks related to our recent acquisitions;

●	our ability to successfully integrate companies or technologies we acquire;

●	emerging competition and rapidly advancing technology in our industry that may outpace our technology;

●	customer demand for the products and services we develop;

●	the impact of competitive or alternative products, technologies and pricing;

●	our ability to manufacture any products we develop;

●	general economic conditions and events and the impact they may have on us and our potential customers, including, but not limited to supply chain challenges and other impacts resulting from COVID-19;

●	our ability to obtain adequate financing in the future as needed;

PS-iii

●	our ability to use the proceeds from this offering as discussed in the section entitled “Use of Proceeds”;

●	our consummation of strategic transactions which may include acquisitions, mergers, dispositions involving us and any of our business units or other strategic investments;

●	our ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market;

●	lawsuits and other claims by third parties or investigations by various regulatory agencies that we are required to report to including, but not limited to, the U.S. Securities and Exchange Commission;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in this prospectus supplement and the accompanying base prospectus.

These risks are not exhaustive. Other sections of this prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward looking statements. You should read this prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. Except as required by law, we undertake no obligation to update publicly any forward looking statements for any reason after the date of this prospectus supplement or to conform these statements to actual results or to changes in our expectations.

We qualify all of our forward looking statements by these cautionary statements.

PS-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying base prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page PS-7 of this prospectus supplement and under similar sections of the accompanying base prospectus and other periodic reports incorporated herein and therein by reference, along with our consolidated financial statements and notes to those consolidated financial statements, before making an investment decision.

Except where otherwise indicated, all share and per share data in this prospectus supplement give retroactive effect to the 1-for-45 reverse stock split effective on January 7, 2020.

The Company

Inpixon is the Indoor Intelligence™ company. Our solutions and technologies help organizations create and redefine exceptional experiences that enable smarter, safer and more secure environments. We leverage our positioning, mapping, augmented reality, analytics and app technologies to achieve higher levels of productivity and performance, increase safety and security, improve worker and employee satisfaction rates and drive a more connected workplace. We have focused our corporate strategy on being the primary provider of the full range of foundational technologies needed in order to offer a comprehensive suite of solutions that make indoor data available and meaningful to organizations, employees and visitors. Together, our technologies are foundational for allowing organizations to create and launch the digital twin of a physical location necessary for driving enhanced experiences in the metaverse.

Our Indoor Intelligence solutions are used by our customers for a variety of use cases including, but not limited to, employee and visitor experience enhancement through a customer branded app with features such as desk booking, wayfinding and navigation, and the delivery of content to tens of thousands of attendees in hybrid events. Our real time location (RTLS) and asset tracking products offer manufacturing and warehouse logistics optimization and automation, increase workforce productivity, and enhance worker safety and security.

In addition to our Indoor Intelligence technologies and solutions, we also offer:

●	Digital solutions (eTearsheets; eInvoice, adDelivery) or cloudbased applications and analytics for the advertising, media and publishing industries advertising management platform referred to as Shoom by Inpixon; and

●	A comprehensive set of data analytics and statistical visualization solutions for engineers and scientists referred to as SAVES by Inpixon.

We report financial results for three segments: Indoor Intelligence, Shoom and SAVES. For Indoor Intelligence, we generate revenue from sales of hardware, software licenses and professional services. For Shoom and SAVES we generate revenue from the sale of software licenses.

Corporate Strategy

Since 2019, management has pursued an aggressive corporate strategic acquisition strategy focused on building and developing our Indoor IntelligenceTM platform to be able to offer a comprehensive range of solutions that allow for the collection of data within workplace environments to delivering insights from that data for, people, places and things. In furtherance of this strategy, we have completed a series of strategic transactions, including, the acquisition of (1) technologies allowing for wireless device positioning and radio frequency augmentation of video surveillance systems; (2) GPS tracking products, software, technologies, and related intellectual property to provide ground positioning, asset tracking, and situational awareness monitoring for those whose intelligence needs expand outdoors; (3) our indoor mapping solution, Inpixon Mapping, to provide users with the tools to add intelligence to complex indoor spaces by integrating business data with geospatially accurate indoor maps to create relevant views of indoor environments; (4) a suite of on-device “blue dot” indoor location and motion technologies, including patents, trademarks, software and related intellectual property; (5) IoT solutions for RTLS and indoor and outdoor positioning solutions utilizing both industry-standard technologies, such as UWB, and patented proprietary wireless communication technologies, such as CSS; (6) a suite of augmented reality, computer vision, localization, navigation, mapping, and 3D reconstruction technologies, including patents, trademarks, software and related intellectual property, (7) a leading SaaS app platform that enables corporate enterprise organizations to provide a custom-branded, location-aware employee app focused on enhancing the workplace experience and hosting virtual and hybrid events, and (8) an industrial IoT, RTLS, and sensor data services provider.

We believe these transactions have positioned us as a market leader with a comprehensive suite of products and solutions allowing us to help organizations enhance the visitor and employee experience with actionable indoor intelligence making them smarter, safer and more secure. We operate and compete in an industry that is characterized by rapid technological innovation, changing customer needs, evolving industry standards and frequent introductions of new products, product enhancements, services and distribution methods. Our success will depend on our ability to develop expertise with these new products, product enhancements, services and distribution methods and to implement solutions that anticipate and respond to rapid changes in technology, the industry, and customer needs. In order to continue to respond to rapid changes and required technological advancements, as well as increase our shareholder value, we are exploring strategic transactions and opportunities that we believe will enhance shareholder value and support our commitment to delivering exceptional experiences and continued innovation with technologies that combine the physical and digital worlds with augmented reality and location based technologies. We are primarily focused on identifying potential targets with business value and operational synergies, however, we will also be opportunistic and may consider other strategic and/or attractive transactions that we believe may increase overall shareholder value, which may include, but not be limited to other alternative investment opportunities, such as minority investments, joint ventures or special purpose acquisition companies. In addition, at the end of last year, our board of directors authorized a review of strategic alternatives, including a possible asset sale, merger with another company or spin-off of one or more of our business units. We have received an inbound preliminary indication of interest which we are currently evaluating. We also intend to retain an investment bank as our financial advisor in order to evaluate any available strategic options that may be available to us, If we make any acquisitions in the future, we expect that we may pay for such acquisitions with cash, equity securities and/or debt in combinations appropriate for each acquisition.

Recent Events

Warrant and Note Exchanges

On January 28, 2022, we entered into an exchange agreement with the holder (the “Warrant Holder”) of certain existing warrants to purchase up to an aggregate of 49,305,088 shares of our common stock (the “Existing Warrants”), pursuant to which we agreed to issue an aggregate of 13,811,407 shares of common stock (collectively, the “Exchange Common Shares”) and rights (the “Rights”) to receive an aggregate of 3,938,424 shares of common stock (collectively, the “Reserved Shares” and together with the Exchange Common Shares, the “Exchange Shares”) to such warrant holder in exchange for the cancellation of the Existing Warrants (the “Warrant Exchange”). Subject to the terms of the Exchange Agreement, the Rights may be exercised by the Warrant Holder for the Reserved Shares, in whole or in part, at any time or times on or after the date of the Exchange Agreement, subject to certain beneficial ownership limitations. On any Trading Day (as defined in the Existing Warrants) during the period commencing on the date of of the exchange agreement and ending on March 29, 2022 (such period, the “Restricted Period”), the warrant holder will not sell on such Trading Day, in the aggregate, any Exchange Shares in an aggregate amount representing more than 10% of the daily composite trading volume of common stock as reported by Bloomberg, LP on such applicable Trading Day.

On February 1, 2022, we entered into an exchange agreement with the holder of that certain outstanding unsecured promissory note, issued on March 18, 2020 in an aggregate initial principal amount of $6,465,000 (the “Original Note”), pursuant to which we and the holder agreed to: (i) partition a new promissory note in the form of the Original Note equal to $500,000 and then cause the outstanding balance of the Original Note to be reduced by $500,000; and (ii) exchange the partitioned note for the delivery of 1,191,611 shares of the Company’s Common Stock, at an effective price per share equal to $0.4196, which was equal to Nasdaq’s “minimum price” as defined by Nasdaq Listing Rule 5635(d).

On February 18, 2022, the Company entered into an exchange agreement with the holder of the Original Note, pursuant to which the Company and the holder agreed to: (i) partition a new promissory note in the form of the Original Note equal to $350,000 and then cause the outstanding balance of the Original Note to be reduced by $350,000; and (ii) exchange the partitioned note for the delivery of 966,317 shares of the Company’s Common Stock, at an effective price per share equal to $0.3622, which was equal to Nasdaq’s “minimum price” as defined by Nasdaq Listing Rule 5635(d).

On March 15, 2022, the Company entered into an exchange agreement with the holder of the Original Note, pursuant to which the Company and the holder agreed to: (i) partition a new promissory note in the form of the Original Note equal to $650,000 and then cause the outstanding balance of the Original Note to be reduced by $650,000; and (ii) exchange the partitioned note for the delivery of 2,152,317 shares of the Company’s Common Stock, at an effective price per share equal to $0.3020, was equal to to Nasdaq’s “minimum price” as defined by Nasdaq Listing Rule 5635(d).

Series 7 Convertible Preferred Stock Redemptions

Between March 15, 2022 and March 22, 2022, the Company received cash redemption notices from the holders of the Series 7 Convertible Preferred Stock issued on September 15, 2021, totaling 49,250 shares of Series 7 Convertible Preferred Stock for aggregate cash required to be paid of approximately $49.25 million. In addition, in accordance with the related purchase agreement, upon redemption of the Series 7 Convertible Preferred Stock, each holder will forfeit 75% of the related warrants that were issued. Therefore, as of March 22, 2022, 49,250 shares of Series 7 Convertible Preferred Stock will be redeemed and 29,550,000 related warrants will be forfeited. Following such redemption, there will be no shares of Series 7 Convertible Preferred Stock outstanding.

Corporate Structure

We have six operating subsidiaries: (i) Inpixon Canada, Inc. (100% ownership) based in Coquitlam, British Columbia (“Inpixon Canada”); (i) Inpixon Limited (100% ownership) based in Slough, United Kingdom; (iii) Inpixon GmbH (100% ownership) based in Ratingen, Germany; (iv) Design Reactor, Inc. (The CXApp) (100% ownership); (v) Game Your Game, Inc., based in Palo Alto, CA (55.4%); and (vi) Inpixon India Limited (82.5% ownership) based in Hyderabad, India. In addition, Active Mind Technology Ltd. is an indirect subsidiary of the Company and the wholly-owned subsidiary of Game Your Game, Nanotron Technologies GmBh (“Nanotron”), based in Berlin, Germany is an indirect subsidiary of the Company and the wholly owned subsidiary of Inpixon GmbH and IntraNav GmbH, based in Eschborn, Germany is an indirect subsidiary of the Company and the wholly owned subsidiary of Nanotron.

Corporate Information

Our principal executive offices are located at 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303, and our telephone number is (408) 702-2167. Our subsidiaries maintain offices in Coquitlam, British Columbia, New Westminster, British Columbia, Toronto, Ontario, Hyderabad, India, Berlin Germany, Ratingen, Germany, Eschborn, Germany and Slough, UK. Our Internet website is www.inpixon.com. The information contained on, or that may be obtained from, our website is not a part of this prospectus supplement and should not be considered a part of this prospectus supplement. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

Series 8 Preferred Stock offered by us

53,197.7234 shares of Series 8 Preferred Stock, initially convertible into an aggregate of 112,778,720 shares of our common stock (subject to rounding for fractional shares). This prospectus supplement also relates to the offering of such shares of common stock issuable upon conversion of the Series 8 Preferred Stock.

Holders of shares of Series 8 Preferred Stock shall have full voting rights and powers, except as otherwise required by our Articles of Incorporation or applicable law. The holders of Series 8 Preferred Stock shall vote together with all other classes and series of stock of the Company as a single class on all actions to be taken by the stockholders of the Company. Each holder of Series 8 Preferred Stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares then held by such holder could be converted on the record date for the vote which is being taken, provided, however, that the voting power of a holder together with its attribution affiliates and associates may not exceed 19.99% (or such greater percentage allowed by the Nasdaq Listing Rules without any shareholder approval requirements).

At any time beginning on October 1, 2022 (the “Redemption Triggering Date”) and ending ninety (90) days thereafter, each holder of Series 8 Preferred Stock may require us to redeem all or part of such shares then held by such holder in cash for a redemption price per share equal to the Stated Value plus all accrued but unpaid dividends thereon and all liquidated damages and other costs, expenses, or amounts due in respect of such shares (the “Redemption Amount”), provided that in certain instances of our default more particularly described in the Certificate of Designation, the Redemption Amount is increased to 110% of the Stated Value plus all accrued but unpaid dividends thereon and all liquidated damages and other costs, expenses, or amounts due in respect of such shares. If we fail to pay the full redemption amount timely, we will be obligated to pay interest thereon at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing daily from the due date until the redemption amount and all interest thereon are paid in full. Correspondingly, beginning on the Redemption Triggering Date for so long as the shares of Series 8 Preferred Stock remain outstanding, we have the right to redeem all or part of such shares then held by a holder for the Redemption Amount, subject to Equity Conditions (as defined in the Certificate of Designation). In the event, we elect to exercise our redemption right, the holder will have an option to convert the shares of Series 8 Preferred Stock subject to redemption into our common stock in accordance with the Certificate of Designation within thirty (30) days following a written notice sent to the holder. Upon the receipt of the pertinent Redemption Amount, the holder of the Series 8 Preferred Stock will forfeit 50% of the Warrants issued.

If after the closing (i) the volume weighted average price for each of any 10 consecutive trading day period following such event, exceeds $1.00 per share (subject to adjustments for splits, dividends, and the like), (ii) the volume for each trading day during any such period exceeds $2,000,000 of shares of our common stock per trading day; and (iii) we satisfy certain equity conditions, then we may, within 1 trading day after the end of any such 10 day period, cause each holder to convert all or part of such holder’s Series 8 Preferred Stock.

Warrants offered by us in this offering	Warrants to purchase up to 112,778,720 shares of common stock. The Warrants will have an exercise price per whole share of $0.4717, will be immediately exercisable and will expire five years from the issuance date. This prospectus supplement also relates to the offering of such shares of common stock issuable upon exercise of the Warrants.

Common Stock outstanding after this offering(1)	265,255,075 shares of common stock (assuming the sale of all shares of Series 8 Preferred Stock covered by this prospectus supplement and assuming the conversion of all shares of Series 8 Preferred, but excluding the exercise of the Warrants offered hereby).

Offering Price; Subscription Amount	Each shares of Series 8 Preferred Stock and related Warrants will be sold together at a subscription amount of $940.00, representing an original issue discount of 6% of $1,000, the Stated Value.

Trading Market	Our common stock is listed on the Nasdaq Capital Market under the symbol “INPX.” None of the Series 8 Preferred Stock or the Warrants will be listed on any national securities exchange or other trading market.

Use of Proceeds	We plan to use the net proceeds from this offering, if any, for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	See “Risk Factors” beginning on page PS-7 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying base prospectus, for a discussion of risks you should carefully consider before investing in our securities.

(1)	The number of shares of our common stock to be outstanding after this offering is based on 152,476,355 shares of our common stock outstanding as of March 16, 2022, and excludes, as of that date, the following:

●	70 shares of common stock issuable upon the exercise of outstanding stock options under our 2011 Employee Stock Incentive Plan, having a weighted average exercise price of $1,250,933.48 per share;

●	28,536,058 shares of common stock issuable upon the exercise of outstanding stock options under the Company’s 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $1.08 per share;

●	1 share of common stock issuable upon the exercise of outstanding stock options not under our 2011 or 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $1,952,678.70 per share;

●	14,463,942 shares of common stock available for future issuance under our 2018 Employee Stock Incentive Plan and any other additional shares of our common stock that may become available under our 2018 Employee Stock Incentive Plan;

●	4 shares of common stock issuable upon the exercise of warrants at an exercise price of $16,200 per share;

●	24 shares of common stock issuable upon the exercise of warrants at an exercise price of $29,700 per share;

●	340 shares of common stock issuable upon the exercise of warrants at an exercise price of $5,400 per share;

●	24,055 shares of common stock issuable upon the exercise of warrants at an exercise price of $1,141.20 per share;

●	61,562 shares of common stock issuable upon the exercise of warrants at an exercise price of $223.20 per share;

●	2,507 shares of common stock issuable upon the exercise of warrants at an exercise price of $149.85 per share;

●	4,758 shares of common stock issuable upon the exercise of Series A warrants at an exercise price of $12.4875 per share;

●	27,200,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $1.25 per share;

●	5 shares of common stock issuable upon the conversion of 1 outstanding share of Series 4 Convertible Preferred Stock, at a conversion price of $223.20 per share;

●	841 shares of common stock issuable upon conversion of 126 outstanding shares of Series 5 Convertible Preferred Stock, at a conversion price of $149.85 per share;

●	13,000,000 shares of common stock issuable upon conversion of 16,250 outstanding shares of Series 5 Convertible Preferred Stock, at a conversion price of $1.25 per share;

●	rights to receive an aggregate of 3,938,424 shares of common stock; and

●	112,778,720 shares of common stock issuable upon the exercise of the Warrants to be issued in this offering.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein, including any risk factors contained in our annual and other reports filed with the SEC. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose, other than we plan to use such net proceeds for working capital, general corporate purposes and in furtherance of our corporate strategy which may include investing in, acquiring businesses or technologies or other strategic transactions to facilitate our long term growth, increase our revenues, enhance our technology and product offerings, expand our verticals and/or our international presence and global footprint or otherwise enhance our stockholder value. Accordingly, our management will have flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in the net tangible book value per share of the common stock purchased in the offering or common stock issued upon exercise of the Warrants.

Investors in this offering will experience immediate dilution in their net tangible book value per share to the extent of the difference between the conversion price per share of the Series 8 Preferred Stock and the pro forma “adjusted” net tangible book value per share after giving effect to the offering and redemption of Series 7 Convertible Preferred Stock. The exercise of outstanding stock options and warrants, including the Warrants sold in this offering, or the conversion or exchange of other securities, may result in further dilution of your investment. See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

Our stock price is volatile, and your investment may suffer a decline in value.

The closing market price for our common stock has varied between a high of $1.39 on March 1, 2021, and a low of $0.31 on February 23, 2022, in the twelve-month period ended February 26, 2022. During this time, the price per share of common stock has ranged from an intra-day low of $0.31 per share to an intra-day high of $1.59 per share. As a result of fluctuations in the price of our common stock, you may be unable to sell your shares at or above the price you paid for them. The market price of our common stock is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market, industry and other factors, including the risk factors described under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2021, all of which are incorporated by reference in this prospectus supplement in their entirety. The market price of our common stock may also be dependent upon the valuations and recommendations of the analysts who cover our business. If the results of our business do not meet these analysts’ forecasts, the expectations of investors or the financial guidance we provide to investors in any period, the market price of our common stock could decline.

In addition, the stock markets in general, and the markets for technology stocks in particular, have experienced significant volatility that has often been unrelated to the financial condition or results of operations of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and, consequently, adversely affect the price at which you could sell the shares that you purchase in this offering. In the past, following periods of volatility in the market or significant price declines, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

There is no established public market for the Series 8 Preferred Stock or the Warrants being offered by us in this offering.

There is no established public trading market for the Series 8 Preferred Stock or the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list either the Series 8 Preferred Stock or the Warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Series 8 Preferred Stock and the Warrants will be limited.

The shares of Series 8 Preferred Stock are subject to a holder’s redemption right and requires us to maintain a minimum cash balance.

At any time beginning on October 1, 2022 (the “Redemption Triggering Date”) and ending ninety (90) days thereafter, each holder of such shares may require us to redeem all or part of the Series 8 Preferred Stock then held by such holder in cash for a redemption price per share equal to the Stated Value plus all accrued but unpaid dividends thereon and all liquidated damages and other costs, expenses, or amounts due in respect of such shares (the “Redemption Amount”), provided that in certain instances of our default more particularly described in the Certificate of Designation, the Redemption Amount is increased to 110% of the Stated Value plus all accrued but unpaid dividends thereon and all liquidated damages and other costs, expenses, or amounts due in respect of such shares. If we fail to pay the full Redemption Amount timely, we will be obligated to pay interest thereon at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing daily from the due date until the Redemption Amount and all interest thereon are paid in full. Until the earlier of the conversion or redemption of all shares of Series 8 Preferred Stock and January 1, 2023, we will maintain a cash balance (in the form of cash and cash equivalents equal to the sum of (i) the Stated Value of all of the Series 8 Preferred Stock then outstanding, (ii) the stated value of the Company’s Series 7 Convertible Preferred Stock then outstanding as set forth in the Series 7 Convertible Preferred Stock Certificate of Designation (provided, however, this will not apply following June 14, 2022), (iii) the aggregate amount of any debt (including trade payables), (iv) the aggregate stated value of any other equity securities that are issued that are senior to, or pari passu with, the Series 8 Preferred Stock and (v) the aggregate amount of monetary judgments with respect to the Company, any subsidiary or any of their respective property or assets.

The Warrants may not have any value.

The Warrants issued in this offering will be immediately exercisable and will expire on the fifth anniversary of the issuance date. The Warrants will have an initial exercise price per share equal to $0.4717. In the event that the market price of our common stock does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not be exercised and may not have any value.

Holders of our Warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your Warrants, you will have no rights with respect to our common stock. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

We have the right to require you to convert your Series 8 Preferred Stock into common stock in certain circumstances.

We have the right to force the conversion of all or part of the outstanding shares of Series 8 Preferred Stock to common stock if after the closing (i) the volume weighted average price for each of any 10 consecutive trading day period following such event, exceeds $1.00 per share (subject to adjustments for splits, dividends, and the like), (ii) the volume for each trading day during any such period exceeds $2,000,000 of shares of our common stock per trading day; and (iii) we satisfy certain equity conditions, then we may, within 1 trading day after the end of any such 10 day period, cause each holder to convert all or part of such holder’s Series 8 Preferred Stock.

The covenants of the Certificate of Designation may limit our operating and financial flexibility and hinder our ability to deploy capital.

Pursuant to the Certificate of Designation, until the earlier of the conversion or redemption of all Series 8 Preferred Stock and January 1, 2023, we have to maintain a cash balance (in the form of cash and cash equivalents equal to the sum of (i) the Stated Value of all of the Series 8 Preferred Stock then outstanding, (ii) the aggregate amount of any debt (including trade payables) and other securities that are issued that are senior to, or pari passu with, Series 8 Preferred Stock, and (iii) the aggregate amount of monetary judgments with respect to us and our subsidiaries or any of our respective property or assets. As such, the Certificate of Designation significantly limits our ability to deploy capital which may leave us with may leave us with insufficient cash resources to operate our business.

If we are required to redeem the shares of Series 8 Preferred Stock pursuant to the Certificate of Designation, our business, operating results, and financial condition would be adversely affected.

Pursuant to the Certificate of Designation, at any time beginning the Redemption Triggering Date and ending ninety (90) days thereafter, each holder of Series 8 Preferred Stock may require us to redeem all or part of such shares then held by such holder in cash for a redemption price per share equal to the Stated Value plus all accrued but unpaid dividends thereon and all liquidated damages and other costs, expenses, or amounts due in respect of such shares, provided that in certain instances of our default more particularly described in the Certificate of Designation, the such amount is increased to 110% of the Stated Value plus all accrued but unpaid dividends thereon and all liquidated damages and other costs, expenses, or amounts due in respect of such shares. In the event that we are required to redeem such shares of Series 8 Preferred Stock, this could have a material adverse effect on our business, financial condition, and results of operations.

Sales of our common stock or other securities, or the perception that future sales may occur, may cause the market price of our common stock to decline, even if our business is doing well.

Sales of substantial amounts of our common stock or other securities, or the perception that these sales may occur, could materially and adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. 53,197.7234 shares of Series 8 Preferred Stock, initially convertible into an aggregate of 112,778,720

For example, the registration statement that this prospectus supplement forms a part of allows us to issue any combination of our common stock, preferred stock, warrants, units, debt securities and subscription rights from time to time until expiry in June 2024 for an aggregate offering price of up to $350 million, subject to certain limitations.

In addition, in connection with this offering, we are offering 53,197.7234 shares of Series 8 Preferred Stock, which are initially convertible into approximately 112,778,720 shares of common stock (subject to rounding for fractional shares), which amount is approximately 74% of the amount of shares of common stock outstanding as of March 16, 2022, based on 152,476,355 shares outstanding (approximately 148% if you also include the 112,778,720 shares of common stock underlying the Warrants).

Depending on a variety of factors, including market liquidity of our common stock, the sale of shares under this prospectus supplement may cause the trading price of our common stock to decline given the amount of shares of common stock that is issued or issuable. The sale of a substantial number of shares of our common stock under this prospectus supplement, or the anticipation of such sales, could cause the trading price of our common stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.

We had outstanding 152,476,355 shares of common stock as of March 16, 2022. In addition, as March 16, 2022, there were 5 shares issuable upon conversion of 1 share of Series 4 Convertible Preferred Stock, 841 shares of common stock issuable upon conversion of 126 shares of Series 5 Convertible Preferred Stock, 13,000,000 shares of common stock issuable upon conversion of 16,250 shares of Series 7 Convertible Preferred Stock, rights to receive an aggregate of 3,938,424 shares of common stock, 27,293,250 shares subject to outstanding warrants, 28,536,128 shares subject to outstanding options under the Company’s equity incentive plans, 1 share subject to an option not under such plans and up to an additional 14,463,942 shares of common stock which may be issued under the Company’s 2018 Employee Stock Incentive Plan that will become, or have already become, eligible for sale in the public market to the extent permitted by any applicable vesting requirements, lock-up agreements, if any, Rule 144 under the Securities Act or in connection with their registration under the Securities Act. The issuance or sale of such shares could depress the market price of our common stock. In the future, we also may issue our securities if we need to raise additional capital. The number of new shares of our common stock issued in connection with raising additional capital could constitute a material portion of the then-outstanding shares of our common stock.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our articles of incorporation allows us to issue up to 2,500,000,000 shares of our common stock, par value $0.001 per share, and to issue and designate the rights of, without stockholder approval, up to 5,000,000 shares of preferred stock, par value $0.001 per share. To raise additional capital, we may in the future sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.

In addition, to the extent that outstanding stock options or warrants have been or may be exercised or preferred stock converted or other shares issued, you may experience further dilution.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, guarantees, preferred stock, hybrid securities, or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive distributions of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

If our common stock is delisted, market liquidity for our common stock could be severely affected and our stockholders’ ability to sell their shares of our common stock could be limited. A delisting of our common stock from Nasdaq would negatively affect the value of our common stock. A delisting of our common stock could also adversely affect our ability to obtain financing for our operations and could result in the loss of confidence in our company.

If our common stock becomes subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on The Nasdaq Capital Market, and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

The impacts of the current Russia-Ukraine conflict and the sanctions imposed on Russia remain uncertain and could have an adverse impact on the Corporation’s business and results of operation

In February 2022, Russian military forces invaded Ukraine. In response, Ukrainian military personnel and civilians are actively resisting the invasion. Many countries throughout the world have provided aid to Ukraine in the form of financial aid and in some cases military equipment and weapons to assist in their resistance to the Russian invasion.

The North Atlantic Treaty Organization (“NATO”) has also mobilized forces to NATO member countries that are close to the conflict as deterrence to further Russian aggression in the region. The outcome of the conflict is uncertain and is likely to have wide-ranging consequences on the peace and stability of the region and the world economy.

In addition, certain countries including the United States, have imposed strict financial and trade sanctions against Russia, which sanctions may have far reaching effects on the global economy. As part of the sanctions package, the German government paused the certification process for the 1,200 km Nord Stream 2 natural gas pipeline that was built to carry natural gas from Russia to Germany. Russia is a major exporter of oil and natural gas. Disruption of supplies of oil and natural gas from Russia could cause a significant worldwide supply shortage of oil and natural gas and have a significant impact on worldwide prices of oil and natural gas. A lack of supply and high prices of oil and natural gas could have a significant adverse impact on the world economy and impact the supply chain for our products. The long-term impacts of the conflict and the sanctions imposed on Russia remain uncertain and could have an adverse impact on our business and results of operation.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of the securities offered pursuant to this prospectus supplement will be approximately $46.8 million after deducting the placement agent fees, discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering primarily for working capital, general corporate purposes and in furtherance of our corporate strategy which may include investing in, acquiring businesses or technologies or other strategic transactions to facilitate our long term growth, increase our revenues, enhance our technology and product offerings, expand our verticals and/or our international presence and global footprint or enhance our shareholder value. We have not entered into any definitive agreements with respect to any acquisitions as of the date of this prospectus supplement. Pending application of the net proceeds as described above, we may invest the net proceeds of this offering in short-term, investment-grade, interest-bearing securities.

If the Warrants that we are offering are fully exercised for cash, we will receive additional proceeds of up to approximately $53.2 million. We cannot predict when or if such Warrants will be exercised. It is possible that either some or all of the Warrants may expire and may never be exercised.

We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent. See the section entitled “Risk Factors—Risks Relating to this Offering—Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.”

CAPITALIZATION

The following table sets forth our cash, cash equivalents and short-term investments and capitalization as of December 31, 2021:

●	on an actual basis as of December 31, 2021;

●	on a pro forma basis to give effect to the redemption of 49,250 shares of Series 7 Convertible Preferred Stock as of March 22, 2022

●	on a pro forma as adjusted basis to give effect to the sale of 53,197.7234 shares of Series 8 Preferred Stock and related Warrants in this offering at a subscription amount of $940, representing an original issue discount of 6% of the Stated Value, after deducting the placement agent fees and estimated offering expenses payable by us. The table below does not reflect the conversion of any shares of Series 8 Preferred Stock. In addition, the table does not take into account the exercise of the Warrants and, as a result, no value is attributed to the Warrants, and the Warrants are classified and accounted for as equity.

You should read this table together with the section of this prospectus titled “Use of Proceeds,” as well as our consolidated financial statements and the related notes and the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein.

	As of December 31, 2021 (in thousands, except number of shares and par value data)
	Actual	Pro Forma	Pro Forma As Adjusted
Cash, cash equivalents and short-term investments	$95,605	$46,355	$93,196
Mezzanine Equity:
Series 7 Convertible Preferred Stock – 58,750 shares authorized; 49,250, 0 and 0 shares issued and outstanding, actual, pro forma and pro forma as adjusted	44,695	-	-
Series 8 Convertible Preferred Stock – 53,197.7234 shares authorized; 0, 0 and 53,197.7234 shares issued and outstanding, actual, pro forma and pro forma as adjusted	-	-	46,841
Total Mezzanine Equity	44,695	-	46,841
Stockholders’ Equity:
Preferred stock - $0.001 par value; 5,000,000 shares authorized, consisting of Series 4 Convertible Preferred Stock - 10,415 shares authorized; 1, 1 and 1 issued and outstanding, actual, pro forma and pro forma as adjusted, Series 5 Convertible Preferred Stock - 12,000 shares authorized; 126, 126 and 126 issued and outstanding, actual, pro forma and pro forma as adjusted	-	-	-
Common Stock - $0.001 par value; 2,005,000,000 shares authorized; 124,440,924, 124,440,924 and 124,440,924 outstanding, actual, pro forma and pro forma as adjusted	124	124	124
Additional paid-in capital	332,639	328,084	328,084
Treasury stock, at cost, 1 share	(695)	(695)	(695)
Accumulated other comprehensive income	44	44	44
Accumulated deficit	(250,309)	(250,309)	(250,309)
Stockholders’ Equity Attributable to Inpixon	81,803	77,248	77,248
Non-controlling Interest	1,688	1,688	1,688
Total Stockholders’ Equity	83,491	78,936	78,936
Total Mezzanine Equity and Stockholders’ Equity	128,186	78,936	125,777

The foregoing table is based on 124,440,923 shares of our common stock outstanding as of December 31, 2021, and, excludes, as of that date, the following:

●	73 shares of common stock issuable upon the exercise of outstanding stock options under our 2011 Employee Stock Incentive Plan, having a weighted average exercise price of $1,273,530.88 per share;

●	18,882,229 shares of common stock issuable upon the exercise of outstanding stock options under our 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $1.38 per share;

●	1 share of common stock issuable upon the exercise of outstanding stock options not under our 2011 or 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $1,952,678.70 per share;

●	21,117,771 shares of common stock available for future issuance under our 2018 Employee Stock Incentive Plan and any other additional shares of our common stock that may become available under our 2018 Employee Stock Incentive Plan;

●	4 shares of common stock issuable upon the exercise of warrants at an exercise price of $16,200 per share;

●	24 shares of common stock issuable upon the exercise of warrants at an exercise price of $29,700 per share;

●	340 shares of common stock issuable upon the exercise of warrants at an exercise price of $5,400 per share;

●	24,055 shares of common stock issuable upon the exercise of warrants at an exercise price of $1,141.20 per share;

●	61,562 shares of common stock issuable upon the exercise of warrants at an exercise price of $223.20 per share;

●	2,507 shares of common stock issuable upon the exercise of warrants at an exercise price of $149.85 per share;

●	4,758 shares of common stock issuable upon the exercise of Series A warrants at an exercise price of $12.4875 per share;

●	5,000,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $1.25 per share;

●	19,354,838 shares of common stock issuable upon the exercise of warrants at an exercise price of $1.55 per share;

●	15,000,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $2.00 per share;

●	9,950,250 shares of common stock issuable upon the exercise of warrants at an exercise price of $2.01 per share;

●	47,000,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $1.25 per share;

●	5 shares of common stock issuable upon the conversion of 1 outstanding share of Series 4 Convertible Preferred Stock, at a conversion price of $223.20 per share;

●	841 shares of common stock issuable upon conversion of 126 outstanding shares of Series 5 Convertible Preferred Stock, at a conversion price of $149.85 per share;

●	39,400,000 shares of common stock issuable upon conversion of 49,250 outstanding shares of Series 7 Convertible Preferred Stock, at a conversion price of $1.25 per share;

●	up to 11,061,939 shares of common stock issuable to selected CXApp sellers as earnout shares, subject to the terms and conditions of the CXApp Stock Purchase Agreement; and

●	112,778,720 shares of common stock issuable upon the exercise of the Warrants to be issued in this offering.

DILUTION

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between the conversion price per share of the Series 8 Preferred Stock and the as adjusted net tangible book value per share of our common stock immediately after completion of this offering.

Our historical net tangible book value as of December 31, 2021 was approximately $83.5 million, or $0.67 per share. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of common stock in this offering and the as adjusted net tangible book value per share of common stock immediately after giving effect to this offering.

After giving effect to the sale by us of 53,197.7234 shares of Series 8 Preferred Stock at a subscription amount of $940, representing an original issue discount of 6% of the Stated Value, for aggregate gross proceeds of approximately $46.8 million in this offering, after deducting the placement agent’s fees and expenses, resulting in the issuance of 53,197.7234 shares of our Series 8 Preferred Stock, as adjusted to reflect the redemption of 49,250 shares of our Series 7 Convertible Preferred Stock (the “Redemption”), our pro forma as adjusted net tangible book value as of December 31, 2021 would have been approximately $81.1 million, or $0.34 per share. This represents an immediate decrease in net tangible book value of $0.33 per share to our existing stockholders and an immediate dilution of $0.1317 per share to the investors participating in this offering.

The following table illustrates this per share dilution to the new investor purchasing the securities in this offering:

Conversion price per share of Series 8 Preferred Stock		$0.4717
Historical net tangible book value per share as of December 31, 2021	$0.67
Pro forma decrease per share attributable to the Redemption	(0.39)
Increase in pro forma as adjusted net tangible book value per share attributable to the investors purchasing shares in this offering	$0.06
Pro forma as adjusted net tangible book value per share as of December 31, 2021, after giving effect to this offering		$0.34
Dilution per share to the investors in this offering		$(0.1317)

The number of shares of our common stock that will be outstanding after this offering is based on 124,440,923 shares of our common stock, as of December 31, 2021, and, unless otherwise indicated, excludes, as of that date, the following:

●	73 shares of common stock issuable upon the exercise of outstanding stock options under our 2011 Employee Stock Incentive Plan, having a weighted average exercise price of $1,273,530.88 per share;

●	18,882,229 shares of common stock issuable upon the exercise of outstanding stock options under our 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $1.38 per share;

●	1 share of common stock issuable upon the exercise of outstanding stock options not under our 2011 or 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $1,952,678.70 per share;

●	21,117,771 shares of common stock available for future issuance under our 2018 Employee Stock Incentive Plan and any other additional shares of our common stock that may become available under our 2018 Employee Stock Incentive Plan;

●	4 shares of common stock issuable upon the exercise of warrants at an exercise price of $16,200 per share;

●	24 shares of common stock issuable upon the exercise of warrants at an exercise price of $29,700 per share;

●	340 shares of common stock issuable upon the exercise of warrants at an exercise price of $5,400 per share;

●	24,055 shares of common stock issuable upon the exercise of warrants at an exercise price of $1,141.20 per share;

●	61,562 shares of common stock issuable upon the exercise of warrants at an exercise price of $223.20 per share;

●	2,507 shares of common stock issuable upon the exercise of warrants at an exercise price of $149.85 per share;

●	4,758 shares of common stock issuable upon the exercise of Series A warrants at an exercise price of $12.4875 per share;

●	5,000,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $1.25 per share;

●	19,354,838 shares of common stock issuable upon the exercise of warrants at an exercise price of $1.55 per share;

●	15,000,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $2.00 per share;

●	9,950,250 shares of common stock issuable upon the exercise of warrants at an exercise price of $2.01 per share;

●	47,000,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $1.25 per share;

●	5 shares of common stock issuable upon the conversion of 1 outstanding share of Series 4 Convertible Preferred Stock, at a conversion price of $223.20 per share;

●	841 shares of common stock issuable upon conversion of 126 outstanding shares of Series 5 Convertible Preferred Stock, at a conversion price of $149.85 per share;

●	39,400,000 shares of common stock issuable upon conversion of 49,250 outstanding shares of Series 7 Convertible Preferred Stock, at a conversion price of $1.25 per share;

●	up to 11,061,939 shares of common stock issuable to selected CXApp sellers as earnout shares, subject to the terms and conditions of the CXApp Stock Purchase Agreement; and

●	112,778,720 shares of common stock issuable upon the exercise of the Warrants to be issued in this offering.

To the extent that the outstanding options or warrants are exercised or preferred stock converted, new investors will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of securities, the issuance of those securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following description is a summary of some of the terms of our securities, our organizational documents and Nevada law. The descriptions in this prospectus supplement and the accompanying prospectus of our securities and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. This summary supplements the description of our capital stock in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

In this offering, we are offering 53,197.7234 shares of Series 8 Preferred Stock and Warrants initially exercisable to purchase up to 112,778,720 shares of our common stock. We are also offering 112,778,720 shares of our common stock issuable upon conversion of the Series 8 Preferred Stock and 112,778,720 shares of our common stock issuable upon exercise of the Warrants pursuant to this prospectus supplement and the accompanying prospectus.

Common Stock

Under our articles of incorporation, as amended, we are authorized to issue up to 2,000,000,000 shares of common stock, par value $0.001 per share. As of March 16, 2022, 152,476,355 shares of common stock were issued and outstanding. The material terms and provisions of our common stock are described under the caption “Description of Securities That May Be Offered” beginning on page 6 of the accompanying prospectus.

Preferred Stock

Under our articles of incorporation, as amended, we are authorized to issue up to 5,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. As of March 16, 2022, there were 127 shares of our preferred stock issued and outstanding, consisting of 1 share designated as Series 4 Convertible Preferred Stock, which is convertible into 5 shares of common stock, 126 shares designated as Series 5 Convertible Preferred Stock, which are convertible into 841 shares of common stock, and 16,250 shares designated as Series 7 Convertible Preferred Stock, which are convertible into 13,000,000 shares of common stock.

Series 8 Convertible Preferred Stock Being Issued in this Offering

The following summary of certain terms and provisions of the Series 8 Preferred Stock offered in this offering is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in our Certificate of Designation which was attached as an exhibit to our Current Report on Form 8-K filed with the SEC on March 22, 2022 in connection with the offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, for a complete description of the terms and conditions of the Series 8 Preferred Stock.

Stated Value; Conversion. Each share of Series 8 Preferred Stock shall have an initial Stated Value of $1,000 per share and is convertible at any time at the option of the holder into shares of our common stock, subject to certain beneficial ownership limitations (to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or, upon election by a holder prior to issuance, 9.99%) of the outstanding shares of common stock after conversion (the “Beneficial Ownership Limitation”)) as provided in the Certificate of Designation. The initial conversion price is $0.4717 per share, subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations and reclassifications, and other similar events affecting the common stock. In the event the Series 87 Preferred are not converted timely pursuant to the Certificate of Designation, the Company will be obligated to remit certain cash payments to the converting holder of Series 87 Preferred Stock as liquidated damages. Additionally, if after the closing of this offering (i) the volume weighted average price for each of any 10 consecutive trading day period following such event, exceeds $1.00 per share (subject to adjustments for splits, dividends, and the like); (ii) the volume for each trading day during any such period exceeds $2,000,000 of shares of common stock per trading day; and (iii) the Company satisfies certain Equity Conditions (as defined in the Certificate of Designation), we may elect to mandatorily convert all or a portion of the outstanding Series 8 Preferred Stock (any such portion to be pro-rated across all holders thereof) at the then prevailing conversion price.

Redemption. At any time beginning on October 1, 2022 (the “Redemption Triggering Date”) and ending ninety (90) days thereafter, each holder of such shares may require us to redeem all or part of the shares of Series 87 Preferred Stock then held by such holder in cash for a redemption price per share equal to the Stated Value plus all accrued but unpaid dividends thereon and all liquidated damages and other costs, expenses, or amounts due in respect of such shares (the “Redemption Amount”), provided that in certain instances of our default more particularly described in the Certificate of Designation, the Redemption Amount is increased to 110% of the Stated Value plus all accrued but unpaid dividends thereon and all liquidated damages and other costs, expenses, or amounts due in respect of such shares. If we fail to pay the full redemption amount timely, it will be obligated to pay interest thereon at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing daily from the due date until the redemption amount and all interest thereon are paid in full. Correspondingly, beginning on the Redemption Triggering Date for so long as the shares of Series 8 Preferred Stock remain outstanding, we have the right to redeem all or part of such shares then held by a holder for the Redemption Amount, subject to Equity Conditions. In the event, we elect to exercise our redemption right, the holder will have an option to convert the shares of Series 8 Preferred Stock subject to redemption into the common stock in accordance with the Certificate of Designation within thirty (30) days following a written notice sent to the holder. Upon the receipt of the pertinent Redemption Amount, the holder of the Series 87 Preferred Stock will forfeit 50% of the Warrants issued.

Until the earlier of the conversion or redemption of all Series 8 Preferred Stock and January 1, 2023, we will maintain a cash balance (in the form of cash and cash equivalents equal to the sum of (i) the Stated Value of all of the Series 8 Preferred Stock then outstanding, (ii) the aggregate amount of any debt (including trade payables) and other securities that are issued that are senior to, or pari passu with, the Series 8 Preferred Stock, and (iii) the aggregate amount of monetary judgments with respect to us and our subsidiaries or any of their respective property or assets.

Voting Rights. The holders of the Series 8 Preferred Stock have full voting rights and powers, except as otherwise required by our articles of incorporation, as amended, or applicable law. The holders of Series 8 Preferred Stock shall vote together with all other classes and series of our stock as a single class on all actions to be taken by our stockholders. Each holder of the Series 8 Preferred Stock shall be entitled to the number of votes equal to the number of shares of our common stock into which the shares of Series 8 Preferred Stock then held by such holder could be converted on the record date for the vote which is being taken, provided, however, that the voting power of a holder together with its Attribution Parties (as defined in the Certificate of Designation), may not exceed 19.99% (or such greater percentage allowed by the Nasdaq Listing Rules without any shareholder approval requirements). Fractional votes are not permitted and, with respect to each holder of Shares, any fractional voting rights resulting from the above (after aggregating all shares of common stock into which the shares of Series 87 Preferred Stock held by a holder could be converted) shall be rounded down to the nearest whole number. Any amendment to our articles of incorporation, as amended, bylaws, or the Certificate of Designation that adversely alters the powers, preferences, and rights of the holders of the Series 8 Preferred Stock requires the approval of the holders of 51% in Stated Value of the then outstanding shares of Series 8 Preferred Stock.

Liquidation. In the event of liquidation, dissolution, or winding up of the Company, the holders are entitled to receive out of the assets of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon, prior to distribution to holders of securities ranking junior to the Series 8 Preferred Stock, which include the Series 7 Convertible Preferred Stock following June 14, 2022. If our assets are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series 8 Preferred Stock shall be ratably distributed among them in accordance with the respective amounts

Fundamental Transaction. In the event of the occurrence of a Fundamental Transaction (as defined in the Certificate of Designation, including but not limited to the disposition of substantially all assets, certain reclassifications or recapitalizations of our common stock, and certain dispositions of our assets), the holders of Series 8 Preferred Stock will be entitled to receive, upon any subsequent conversion of Series 8 Preferred Stock, the kind and amount of securities, cash, or other property that the holders would have received had they converted the Series 8 Preferred Stock to our common stock immediately prior to such event.

Waiver; Amendment. The powers (including voting powers), if any, of the Series 8 Preferred Stock and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the Series 8 Preferred Stock may be waived as to all shares of Series 8 Preferred in any instance (without the necessity of calling, noticing or holding a meeting of stockholders) by the written consent or agreement of the holders of at least a majority of the shares of Series 8 Preferred Stock then outstanding, consenting or agreeing separately as a single class; provided that if any amendment, modification or waiver disproportionately and adversely impacts a holder (or group of holders), the consent of such disproportionately impacted holder (or group of holders) shall also be required (it being understood that any amendment to Section 8(a) (Optional Redemption at the Election of the Holder) or Section 10(b) (Negative Covenants) of the Certificate of Designation shall require the consent of all holders).

Series 4 Convertible Preferred Stock, Series 5 Convertible Preferred Stock and Series 7 Convertible Preferred Stock

The material terms and provisions of our Series 4 Convertible Preferred Stock and Series 5 Convertible Preferred Stock are described under the caption “Description of Securities That May Be Offered” beginning on page 6 of the accompanying prospectus. As of the date of this prospectus supplement, we have received redemption notices for all outstanding shares of Series 7 Convertible Preferred Stock and, therefore, following such redemption, there will be no shares of Series 7 Convertible Preferred Stock outstanding.

Warrants Being Issued in this Offering

The following is a summary of the material terms and provisions of the Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Warrants, which has been provided to the investor in this offering and which was filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price. The Warrants have an exercise price of $0.4717 per share, will be immediately exercisable and will expire five years from the issuance date. The exercise price and numbers of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. Warrants will be issued in certificated form only.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 4.99% (or, upon election of a purchaser prior to the issuance of any shares, 9.99%) of our outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may decrease or increase the limitation of ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Purchase Warrants, provided that any increase in such limitation shall not be effective until 61 days following notice to us.

Cashless Exercise. If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrant.

Transferability. A Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market. There is no established trading market for any of the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of the holders’ ownership of shares of our common stock, the holders of Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such Warrant holders exercise their Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the Purchase Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Waivers and Amendments. No term of the Warrants may be amended or waived without the written consent of the Company and holders of a majority of the then outstanding Warrants (based on the number of shares of common stock then underlying such Warrants), provided that if any amendment, modification or waiver disproportionately and adversely impacts a holder (or group of holders), the consent of such disproportionately impacted holder (or group of holders) shall also be required.

PLAN OF DISTRIBUTION

Maxim Group LLC, which we refer to herein as the placement agent, has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated March 22, 2022. The placement agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of our securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the shares of our common stock offered hereby. We entered into a securities purchase agreement, dated March 22, 2022 (the “Purchase Agreement”), directly with the institutional investors in connection with this offering for the sale of an aggregate of 53,197.7234 shares of Series 8 Preferred Stock and related Warrants to purchase up to 112,778,720 shares of our common stock for the aggregate subscription amount of $50,005,860.00. We may not sell the entire amount of shares of Series 8 Preferred Stock and Warrants offered pursuant to this prospectus supplement. We will make offers only to a limited number of qualified institutional buyers and accredited investors. The placement agent may retain sub-agents and selected dealers in connection with this offering.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or around March 24, 2022.

Fees and Expenses

We have agreed to pay the placement agent a cash fee equal to 6.0% of the gross proceeds of this offering.

The following table shows per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the Preferred Stock and Warrants pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the Preferred Stock and Warrants offered hereby.

	Per share of Series 8 Preferred Stock and Related Warrants	Total
Offering price	$1,000.00	$53,197,723.40
6% Original Issue Discount(1)	$60.00	$3,191,863.40
Placement Agent’s fees	$56.40	$3,000,351.60
Proceeds, before expenses, to us(2)	$883.60	$47,005,508.40

(1)	Each share of Series 8 Preferred Stock and related Warrants are being sold together at a subscription amount of $940.00, representing an original issue discount of 6% of the Stated Value.

(2)	The above summary of offering proceeds does not give effect to any proceeds from the exercise of the Warrants.

We estimate that the total expenses of the offering payable by us, excluding the placement agent fees, will be approximately $165,000, which includes up to $50,000 of legal fees and expenses that we have agreed to reimburse the placement agent in connection with this offering.

The placement agency agreement provides that the obligations of the placement agent, and the Purchase Agreement provides that the obligations of the purchasers in the offering, are subject to certain customary conditions precedent, including the receipt of customary legal opinions, letters and certificates and the absence of any material adverse change in our business. The placement agency agreement and the Purchase Agreements also contain customary representations and warranties that must be true and correct as of the closing.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

Pursuant to the Purchase Agreement, subject to certain exceptions (“Exempt Issuances”), we have agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our common stock or securities convertible into our common stock or (ii) file any registration statement or any amendment or supplement thereto, other than this prospectus supplement or a registration statement on Form S-8, until the forty-fifth (45th) day after the closing of this offering (such period, the “Standstill Period”). Pursuant to the Purchase Agreement, we have also agreed not to enter into any “variable rate transactions” until the earlier of (i) such time as no Purchaser holds any of the Warrants or (ii) December 31, 2023, other than the issuance of our shares of common stock in an “at-the-market” offering; provided, that any such issuance shall not occur until the expiration of the Standstill Period.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the Purchase Agreement. A copy of the Purchase Agreement with the purchasers was included as an exhibit to our Current Report on Form 8-K to be filed with the SEC on March 22, 2022 and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Stabilizing Transactions

The placement agent has informed us that it does not intend to engage in overallotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

Listing

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “INPX.” None of the Series 8 Preferred Stock or the Warrants will be listed on any national securities exchange or other trading market.

Other Relationships

The placement agent and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP (“MSK”), New York, New York. As of the date of this prospectus supplement, MSK and certain principals of the firm own securities of our company representing in the aggregate less than five percent of the shares of our common stock outstanding immediately prior to the filing of this prospectus supplement. Although MSK is not under any obligation to accept shares of our common stock in payment for services, it may do so in the future. The placement agent is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements for the years ended December 31, 2021 and 2020 included in our Annual Report on Form 10-K for the year ended December 31, 2021, as set forth in their report, which is incorporated by reference in this prospectus. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP, given on their authority as experts in accounting and auditing.

BPM LLP, independent registered public accounting firm, has audited the financial statements of Design Reactor, Inc. as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020, included in our Current Report on Form 8-K/A filed with on July 15, 2021, as set forth in their report, which is incorporated herein by reference in this prospectus. Such financial statements are incorporated by reference in reliance on BPM LLP, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the website of the SEC referred to above. We maintain a website at http://www.inpixon.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of the accompanying base prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (excluding information (i) furnished pursuant to Items 2.02 and 7.01 of Form 8-K and (ii) contained in hyperlinks to our website found in such documents):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 16, 2022;

●	our Current Reports on Form 8-K, as filed with the SEC on January 28, 2022, March 9, 2022 and March 22, 2022 and on Form 8-K/A, as filed with the SEC on July 15, 2021; and

●	the description of our common stock included in our Registration Statement on Form 8-A, as filed with the SEC on April 7, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all filed information contained in reports and documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and before the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus supplement (excluding information (i) furnished pursuant to Items 2.02 and 7.01 of Form 8-K and (ii) contained in hyperlinks to our website found in such documents). Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide, without charge, to each person to whom a copy of this prospectus supplement is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Inpixon

Attn: Secretary

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

(408) 702-2167

In addition, you may obtain a copy of these filings from the SEC as described in the section entitled “Where You Can Find More Information.”

PROSPECTUS

$350,000,000

Common Stock

Preferred Stock

Subscription Rights

Units

Warrants

Debt Securities

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $350,000,000 in any combination of common stock, preferred stock, warrants, units, debt securities and subscription rights.

We will provide you with more specific terms of these securities in one or more supplements to this prospectus. We may also authorize one or more free-writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus and any applicable prospectus supplement or free writing prospectus, as well as any documents incorporated by reference carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

This prospectus also relates to an aggregate of 49,394,058 shares of our common stock, par value $0.001 per share, including shares of common stock issuable upon (1) the conversion of 1 outstanding share of Series 4 convertible preferred stock (the “Series 4 Preferred Stock”), (2) the conversion of 126 outstanding shares of Series 5 convertible preferred stock (the “Series 5 Preferred Stock”), (3) the exercise of February 2018 Warrants (as defined and described below), (4) the exercise of the April 2018 Warrants (as defined below), (5) the exercise of the January 2019 Warrants (as defined below), (6) the exercise of the November 2020 Warrants (as defined below), (7) the exercise of the January 2021 Warrants (as defined below), (8) the exercise of the First February 2021 Warrants (as defined below) and (9) the exercise of the Second February 2021 Warrants (as defined below), each of which were previously registered by us in June 2018.

The Series 4 Preferred Stock and the April 2018 Warrants were originally issued in our public offering of securities consummated on April 24, 2018 (the “April 2018 Offering”). Under the April 2018 Offering, we (i) issued 10,115 shares of Series 4 Preferred Stock, par value $0.001 per share, with a stated value of $1,000 and initially convertible into an aggregate of 21,989,160 shares of our common stock, at a conversion price of $0.46 per share (subject to adjustment), and (ii) warrants to purchase an aggregate of 21,989,160 shares of common stock at an exercise price of $0.67 per share (subject to adjustment) (the “April 2018 Warrants”). As of June 1, 2021, there was 1 share of Series 4 Preferred Stock outstanding, convertible into 5 shares of our common stock. As of June 1, 2021, April 2018 Warrants to purchase an aggregate of 61,562 shares of common stock have not been exercised and will expire five years after their issuance.

In addition, this prospectus relates to the registration of up to an additional 24,055 shares of our common stock, issuable upon the exercise of those certain warrants, at the applicable floor price of $1,141.20, issued on February 20, 2018 (the “February 2018 Warrants”). As of June 1, 2021, February 2018 Warrants to purchase an aggregate of 24,055 shares of common stock have not been exercised and will expire five years after their issuance.

On January 15, 2019, we closed a rights offering whereby we sold an aggregate of 12,000 units consisting of an aggregate of 12,000 shares of Series 5 Preferred Stock and 80 warrants to purchase common stock exercisable for one share of common stock at an exercise price of $149.85 per share in accordance with the terms and conditions of a warrant agency agreement (the “January 2019 Warrant”), resulting in gross proceeds to us of approximately $12 million, and net proceeds of approximately $10.77 million after deducting expenses relating to dealer-manager fees and expenses, and excluding any proceeds received upon exercise of any warrants. As of June 1, 2021, there were 126 shares of Series 5 Preferred Stock outstanding, convertible into 841 shares of our common stock. As of June 1, 2021, January 2019 Warrants to purchase an aggregate of 2,507 shares of common stock have not been exercised and will expire five years after their issuance.

On November 25, 2020, we entered into a Securities Purchase Agreement with an institutional investor, pursuant to which we sold in a registered direct offering, 5,000,000 shares of our common stock, and warrants to purchase up to 8,000,000 shares of common stock at an exercise price of $1.25 per share (the “November 2020 Warrants”) for a combined purchase price of $1.25 per share and pre-funded warrants, which pre-funded warrants have been exercised in full, to purchase up to 3,000,000 shares of common stock at an exercise price of $0.001 per share at a purchase price of $1.249 per share for net proceeds of $9.2 million after deducting placement agent commissions and offering expenses. As of June 1, 2021, November 2020 Warrants to purchase an aggregate of 5,000,000 shares of common stock have not been exercised and will expire five years after their issuance.

On January 24, 2021, we entered into a Securities Purchase Agreement with an institutional investor, pursuant to which we sold in a registered direct offering, 5,800,000 shares of our common stock, and warrants to purchase up to 19,354,838 shares of common stock at an exercise price of $1.55 per share (the “January 2021 Warrants”) for a combined purchase price of $1.55 per share and pre-funded warrants, which pre-funded warrants have been exercised in full, to purchase up to 13,554,838 shares of common stock, at an exercise price of $0.001 per share, at a purchase price of $1.549 per share for net proceeds of $27.8 million after deducting placement agent commissions and offering expenses. As of June 1, 2021, none of the January 2021 Warrants have been exercised and the January 2021 Warrants will expire five years after their issuance.

On February 12, 2021, we entered into a Securities Purchase Agreement with an institutional investor, pursuant to which we sold in a registered direct offering, 7,000,000 shares of our common stock, and warrants to purchase up to 15,000,000 shares of common stock at an exercise price of $2.00 per share (the “First February 2021 Warrants”) for a combined purchase price of $2.00 per share and pre-funded warrants, which pre-funded warrants have been exercised in full, to purchase up to 8,000,000 shares of common stock at an exercise price of $0.001 per share, at a purchase price of $1.999 per share for net proceeds of $27.8 million after deducting placement agent commissions and offering expenses. As of June 1, 2021, none of the First February 2021 Warrants have been exercised and the First February 2021 Warrants will expire five years after their issuance.

On February 16, 2021, we entered into a Securities Purchase Agreement with an institutional investor, pursuant to which we sold in a registered direct offering, 3,000,000 shares of our common stock, and warrants to purchase up to 9,950,250 shares of common stock at an exercise price of $2.01 per share (the “Second February 2021 Warrants”) for a combined purchase price of $2.01 per share and pre-funded warrants, which pre-funded warrants have been exercised in full, to purchase up to 6,950,250 shares of common stock at an exercise price of $0.001 per share, at a purchase price of $2.009 per share for net proceeds of $18.5 million after deducting placement agent commissions and offering expenses. As of June 1, 2021, none of the Second February 2021 Warrants have been exercised and the Second February 2021 Warrants will expire five years after their issuance.

In addition, this prospectus relates to the resale by the selling security holders identified in this prospectus (the “Selling Security Holders”) of up to 19,911,477 shares of our common stock, par value $0.001 per share, issued or issuable to the Selling Security Holders in connection with our acquisition of all of the outstanding capital stock of Design Reactor, Inc., dba The CXApp (“CXApp”), a provider of a SaaS-based mobile app platform that brings the customer, employee and visitor experience initiatives together in one system that a client does not have to host, manage, support or maintain,. On April 30, 2021, we acquired over 99.9% of the outstanding capital stock of CXApp, in accordance with the terms and conditions of a Stock Purchase Agreement, by and among us, CXApp, each of the sellers set forth on signature page of the Stock Purchase Agreement and each other seller who owns shares of CXApp and executes a joinder to the Stock Purchase Agreement, or the Sellers, and Leon Papkoff, as Sellers’ representative, dated April 30, 2021. As of the closing date, there was one holder of CXApp shares that did not sign the Stock Purchase Agreement (the “Non-Signing Seller”). On May 10, 2021, we, CXApp and the Non-Signing Seller executed a Joinder to Stock Purchase Agreement pursuant to which we purchased such Non-Signing Seller's CXApp shares. As a result of the transaction, CXApp became a wholly-owned subsidiary of our company. In connection with the acquisition of CXApp, we issued 8,849,538 shares of our common stock to the Sellers as partial consideration, or the Purchaser Shares, and we agreed to issue up to an additional 11,061,939 shares of our common stock, or the Earnout Shares, to selected Sellers, subject to the receipt of stockholder approval of such shares, in accordance with and as required by the Nasdaq Listing Rules, and as such number of shares are adjusted based on revenue recorded by us from CXApp sales during the period from the closing of the transaction until the 12 month anniversary of such closing, or the Earnout Period, which shares will be issued on a scheduled payroll payment date occurring within ninety days following the end of the Earnout Period. See “Our Business – Recent Developments – The CXApp Acquisition” for additional information regarding our acquisition of CXApp. The Selling Security Holders may sell these shares of common stock in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Security Holders may sell the shares of common stock being registered. We will not receive any of the proceeds from the sale of shares by the Selling Security Holders.

Our common stock is listed on the Nasdaq Capital Market under the symbol “INPX.” On June 3, 2021, the closing price of our common stock as reported by the Nasdaq Capital Market was $1.09 per share.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is June 17, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more primary offerings, up to the maximum aggregate dollar amount $350 million, including unsold securities with a maximum aggregate offering price of $39,715,640.76 carried over from the registration statement (File No. 333-223960) initially filed on March 27, 2018, as amended on May 15, 2018, and declared effective on June 5, 2018 (the “Prior Registration Statement”).

This prospectus also relates to the issuance by us of up to 49,394,058 shares of our common stock issuable upon the conversion of outstanding shares of Series 4 Preferred Stock and Series 5 Preferred Stock and the exercise of outstanding February 2018 Warrants, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants and the Second February 2021 Warrants. The outstanding Series 4 Preferred Stock, Series 5 Preferred Stock, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants and the Second February 2021 Warrants, and the shares of common stock underlying these securities were previously registered under the Prior Registration Statement.

In addition, this prospectus covers an aggregate of 19,911,477 shares of our common stock that were issued or are issuable to the Selling Security Holders as Purchaser Shares and Earnout Shares in partial consideration for the acquisition of all of the outstanding capital stock of CXApp, and which may be offered and sold by the Selling Security Holders from time to time in one or more secondary offerings.

This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated or the context otherwise requires, the terms “Inpixon,” “we,” “us,” “our,” and the “Company” refer collectively to Inpixon and, where appropriate, its subsidiaries.

Note Regarding Reverse Stock Splits

Since January 1, 2018, the Company effected reverse splits of its outstanding common stock, par value $0.001, at a ratio of 1-for-30, effective as of February 6, 2018, 1-for-40, effective as of November 2, 2018 and 1-for-45 effective as of January 7, 2020 (collectively, the “Reverse Splits”), for the purpose of complying with Nasdaq Listing Rule 5550(a)(2). We have reflected the Reverse Splits in this prospectus, unless otherwise indicated.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimates,” “expects,” “intends,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus, regarding, among other things:

●	our limited cash and our history of losses;

●	our ability to achieve profitability;

●	our limited operating history with recent acquisitions;

●	risks related to our recent acquisitions;

●	our ability to successfully integrate companies or technologies we acquire;

●	emerging competition and rapidly advancing technology in our industry that may outpace our technology;

●	customer demand for the products and services we develop;

●	the impact of competitive or alternative products, technologies and pricing;

●	our ability to manufacture any products we develop;

●	general economic conditions and events and the impact they may have on us and our potential customers, including but not limited to the impact of COVID-19;

●	our ability to obtain adequate financing in the future;

●	our ability to use the proceeds from this offering as discussed in the section entitled “Use of Proceeds”;

●	our ability to consummate strategic transactions, which may include acquisitions, mergers, dispositions or investments;

●	our ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market;

●	lawsuits and other claims by third parties or investigations by various regulatory agencies that we are required to report to including, but not limited to, the U.S. Securities and Exchange Commission;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in this prospectus.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward looking statements. You should read this prospectus with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. Except as required by law, we undertake no obligation to update publicly any forward looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

We qualify all of our forward looking statements by these cautionary statements.

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

The Company

We are an indoor intelligence company. Our business and government customers use our solutions to secure, digitize and optimize their indoor spaces with our positioning, mapping and analytics products. Our indoor intelligence platform uses sensor technology to detect accessible cellular, Wi-Fi, Bluetooth, ultra-wide band (“UWB”) and radio frequency identification (“RFID”) signals emitted from devices within a venue providing positional information similar to what global positioning system (“GPS”) satellite systems provide for the outdoors. Combining this positional data with our dynamic and interactive mapping solution and a high-performance analytics engine, yields near real time insights to our customers providing them with visibility, security and business intelligence within their indoor spaces. Our highly configurable platform can also ingest data from our customers’ and other third party sensors, Wi-Fi access points, Bluetooth beacons, video cameras, and big data sources, among others to maximize indoor intelligence. We also offer digital tear-sheets with optional invoice integration, digital ad delivery, and an e-edition designed for reader engagement for the media, publishing and entertainment industry. We believe that our Indoor Intelligence products secure, digitize and optimize the interior of any premises with indoor positioning and data analytics that provide rich positional information, similar to a global positioning system, and browser-like intelligence for the indoors.

Our indoor intelligence offerings consist of a variety of software and hardware products for positioning, mapping and analytics offerings, including:

●	Sensors with proprietary technology that can detect accessible cellular, Wi-Fi, Bluetooth, UWB and RFID signals emitted from devices within a venue, as well as GPS technologies, to allow for the seamless positioning of people and assets homogeneously as they travel between the indoor and outdoor. Utilizing various radio signal technologies permits device positioning from several meters down to centimeter level accuracy depending on the product deployed. In retail applications, this provides a highly detailed understanding of customer journey and dwell time, and in security applications, detection and identification of authorized and unauthorized devices, prevention of rogue devices through alert notification based on rules when unknown devices are detected in restricted areas and asset tracking with centimeter level precision.

●	An indoor mapping platform that provides enterprise organizations with the tools to add intelligence to complex indoor spaces by integrating business data with indoor maps. Our mapping platform gives developers the flexibility and control to create tailored map-enabled solutions that address multiple use cases with a single platform. Comprised of software development tools and a web-based content management system, our mapping platform is highly configurable and able to address the varying security, extensibility and versatility needs of our customers.

●	Data science analytics, on-premise or in the cloud, along with specially optimized algorithms that are intended to both minimize data movement and maximize system performance. This enables the system to deliver data reports to the user through our mapping platform as well as dashboards, reports and tabular format. We also provide data output that can be integrated with common third-party visualization, charting, graphing and dashboard systems. Our analytics capabilities also allow for the integration of a customer’s existing video surveillance feed with location data collected via radio frequency, allowing customers to ascertain radio frequency coverage and access evidentiary information that can be used for security and customer relations programs. Moreover, our platform can utilize GPS technologies to allow for seamless transitioning of people and assets as they travel between the indoor and outdoor.

We can assist a variety of organizations, including retailers, shopping malls and shopping centers, hotels and resorts, gaming operators, airports, healthcare facilities, office buildings and government agencies, to enhance security measures, offer better business intelligence, increase consumer confidence and reduce rogue device risk.

Our Products and Services

Our indoor intelligence platform uses sensor technology to detect accessible cellular, Wi-Fi, Bluetooth, UWB and RFID signals emitted from devices within a venue providing valuable positional. When combined with our interactive mapping solution and a high-performance analytics engine, we are able to offer our customers near real time insights for increased visibility, security and business intelligence about their indoor spaces.

Corporate Strategy

Since 2019, management has pursued a corporate strategic acquisition strategy focused on building and developing its business as the Indoor IntelligenceTM provider with the ability to provide end to end solutions ranging from the collection of data to delivering insights from that data to our customers with a focus on securing, digitizing and optimizing premises with our indoor positioning, mapping and analytics solutions for businesses and governments. In furtherance of this strategy, we have completed a series of strategic transactions to enhance our products and solution offerings, including, the acquisition of (1) technologies allowing for wireless device positioning and radio frequency augmentation of video surveillance systems; (2) GPS tracking products, software, technologies, and related intellectual property to provide ground positioning, asset tracking, and situational awareness monitoring for those whose intelligence needs expand outdoors; (3) our indoor mapping solution, Inpixon Mapping, to provide users with the tools to add intelligence to complex indoor spaces by integrating business data with geospatially accurate indoor maps to create relevant views of indoor environments; (4) a suite of on-device “blue dot” indoor location and motion technologies, including patents, trademarks, software and related intellectual property; (5) IoT solutions for real-time location systems (RTLS) and indoor and outdoor positioning solutions utilizing both industry-standard technologies, such as ultra-wideband (UWB), and patented proprietary wireless communication technologies, such as Chirp Spread Spectrum (CSS); and most recently (6) a suite of augmented reality, computer vision, localization, navigation, mapping, and 3D reconstruction technologies, including patents, trademarks, software and related intellectual property, and (7) a leading SaaS app platform that enables corporate enterprise organizations to provide a custom-branded, location-aware employee app focused on enhancing the workplace experience and hosting virtual and hybrid events.

We believe these transactions have positioned us as a market leader with a comprehensive suite of products and solutions allowing us to provide organizations with actionable indoor intelligence to make their indoor spaces smarter, safer and more secure. We also operate and compete in an industry that is characterized by rapid technological innovation, changing customer needs, evolving industry standards and frequent introductions of new products, product enhancements, services and distribution methods. Our success will depend on our ability to develop expertise with these new products, product enhancements, services and distribution methods and to implement solutions that anticipate and respond to rapid changes in technology, the industry, and customer needs. As a result, in order to continue to respond to rapid changes and required technological advancements we may continue to evaluate various strategic transactions including acquisitions of companies with technologies and intellectual property in order to continue to maintain pace with industry demands and if we believe that it will complement our goals in offering a comprehensive Indoor Intelligence platform. Candidates with proven technologies that complement our overall strategy may come from anywhere in the world, as long as there are strategic and financial reasons to make the acquisition. If we explore any such opportunities we expect to focus primarily on looking for accretive acquisitions that have business value and operational synergies, however we will also be opportunistic and may consider other strategic and/or attractive transactions that we believe may increase overall shareholder value, which may include, but not be limited to other alternative investment opportunities, such as minority investments, joint ventures or special purpose acquisition companies. If we make any acquisitions in the future, we expect that we may pay for such acquisitions with cash, equity securities and/or debt in combinations appropriate for each acquisition.

Corporate Structure

We have five operating subsidiaries: (i) Inpixon Canada, Inc. (100% ownership) based in Coquitlam, British Columbia (“Inpixon Canada”); (ii) Inpixon Limited (100% ownership) based in Slough, United Kingdom; (iii) Inpixon GmbH (100% ownership) based in Ratingen, Germany; (iv) Design Reactor, Inc. (dba The CXApp) (100% ownership) based in Pleasanton, California, and (v) Inpixon India Limited (82.5% ownership) based in Hyderabad, India. In addition, Nanotron Technologies GmbH, based in Berlin, Germany is an indirect subsidiary of the Company and the wholly owned subsidiary of Inpixon GmbH.

Corporate Information

Our principal executive offices are located at 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303, and our telephone number is (408) 702-2167. Our subsidiaries maintain offices in Coquitlam, British Columbia, New Westminster, British Columbia, Toronto, Ontario, Hyderabad, India, Berlin Germany, Ratingen, Germany, and Slough, UK. Our Internet website is www.inpixon.com. The information on, or that can be accessed through, our website is not part of this Memorandum, and you should not rely on any such information in making any investment decision relating to our common stock. For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

RISK FACTORS

Investing in any securities offered pursuant to this prospectus involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K and other filings we make with the SEC, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us in primary offerings under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include working capital, acquisitions, retirement of debt and other business opportunities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. We cannot estimate precisely the allocation of the net proceeds from these offerings. Accordingly, our management team will have broad discretion in the application of the net proceeds of these offerings, if any.

We will not receive any additional consideration from the conversion of the outstanding Series 4 Preferred Stock and the Series 5 Preferred Stock. Assuming the holders will exercise all of the February 2018 Warrants, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants and the Second February 2021 Warrants we offer by this prospectus for cash, we will receive gross proceeds of approximately $127.88 million. We do not expect to pay any expense in connection with any conversion of outstanding Series 4 Preferred Stock, Series 5 Preferred Stock or exercise of the February 2018 Warrants, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants and the Second February 2021 Warrants.

We currently intend to use the net proceeds from the exercise of the February 2018 Warrants, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants and the Second February 2021 Warrants for general corporate purposes. These purposes may include working capital, acquisitions, retirement of debt and other business opportunities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. However, there can be no assurance that any of the February 2018 Warrants, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants and the Second February 2021 Warrants will be exercised, or if these warrants are exercised, how many would be exercised for cash. We cannot estimate precisely the allocation of the net proceeds from the exercise of these warrants. Accordingly, our management team will have broad discretion in the application of the net proceeds of this offering, if any.

We will not receive any proceeds from the sale of our common stock by the Selling Security Holders.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by Inpixon in a primary offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

The Securities We May Offer

Description of Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt pursuant to indentures by and between the Company and a trustee (the “Indentures”). While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the Indenture, we also are referring to any supplemental Indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the Indenture that we will enter into with the trustee named in the Indenture. The Indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We will file the form of Indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental Indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the Indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the Indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete Indenture that contains the terms of the debt securities.

General

The Indenture will not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the Indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We may issue debt securities from time to time in one or more series under the Indentures.  We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus or other offering material.  The prospectus supplement and other offering material relating to a series of debt securities will describe the terms of such debt securities being offered, including (to the extent such terms are applicable to such debt securities):

●	the title of the debt securities;

●	designation, aggregate principal amount, denomination and currency or currency unit;

●	date of maturity;

●	the price or prices at which we sell the debt securities and the percentage of the principal amount at which the debt securities will be issued;

●	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;

●	any limit on the total principal amount of the debt securities and the ability to issue additional debt securities of the same series;

●	currency or currency units for which such debt securities may be purchased and in which principal of, premium, if any, and any interest will or may be payable;

●	interest rate or rates (or the manner of calculation thereof), if any;

●	the times at which any such interest will be payable;

●	the date or dates from which interest will accrue on the debt securities, or the method used for determining those dates;

●	the place or places where the principal and interest, if any, will be payable;

●	any redemption, sinking fund, satisfaction and discharge, or defeasance provisions;

●	whether such debt securities will be issuable in registered form or bearer form or both and, if issuable in bearer form, restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of certificates in bearer form;

●	whether and under what circumstances we may from time to time, without the consent of holders of debt securities, issue additional debt securities, having the same ranking and the same interest rate, maturity and other terms as the debt securities being offered, except for the issue price and issue date and, in some cases, the first interest payment date, whereby such additional securities will, together with the then outstanding debt securities, constitute a single class of debt securities under the Indentures, and will vote together on matters under the Indenture;

●	whether and under what circumstances we will issue the debt securities in whole or in part as Global Securities as described below under “Global Securities”;

●	applicable conversion or exchange privileges;

●	any defaults and events of defaults applicable to the debt securities to be issued;

●	securities exchange(s) on which the securities will be listed, if any;

●	whether any underwriter(s) will act as market maker(s) for the securities;

●	extent to which a secondary market for the securities is expected to develop;

●	provisions relating to covenant defeasance and legal defeasance;

●	provisions relating to satisfaction and discharge of the Indenture;

●	any covenants or restrictions on us or our subsidiaries; and

●	any other specific terms of the offered debt securities, including any terms in lieu of those described in this prospectus and any terms which may be required by or advisable under United States laws or regulations such as those made a part of the applicable Indenture by the Trust Indenture Act of 1939.

Material United States federal income tax consequences and special considerations, if any, applicable to any such securities will be described in the applicable prospectus supplement.

Debt securities may be presented for exchange, and registered debt securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the debt securities and as summarized in the applicable prospectus supplement.  Such services will be provided without charge, other than any tax or other governmental charge payable in connection with such exchange or transfer, but subject to the limitations provided in the applicable Indenture. Debt securities in bearer form and the coupons, if any, appertaining to such debt securities will be transferable by delivery.

Subordination

The indebtedness represented by subordinated debt securities will be subordinated in right of payment to existing and future “Senior Indebtedness,” as to be described in subordinated indentures (the “Subordinated Indenture”) we may issue and any accompanying prospectus supplement.  The term “Senior Indebtedness” means:

●	all indebtedness for money borrowed incurred by us, unless the terms of the instrument or instruments by which such indebtedness is incurred or created expressly provide that such indebtedness is subordinate to the subordinated debt securities or that such indebtedness is not superior in right of payment to the subordinated debt securities,

●	any other indebtedness, obligation or liability incurred by us (including any guaranty, endorsement or other contingent obligation of ours in respect of, or to purchase, or otherwise acquire, any obligation of another), direct or indirect, absolute or contingent, or matured or unmatured, which is specifically designated by us as Senior Indebtedness in the instruments evidencing such indebtedness, obligation or liability at the time of its issuance or incurrence, or

●	any deferral, renewal or extension of any of the foregoing.

“Senior Indebtedness” does not include:

●	our debt to any of our subsidiaries;

●	any series of subordinated debt securities issued under the Subordinated Indenture, unless otherwise specified by the terms of any such series;

●	any of our other debt which by the terms of the instrument creating or evidencing it is specifically designated as being subordinated to or pari passu with the subordinated debt securities; and

●	any trade payables.

Except as may be described in the Subordinated Indenture our ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the subordinated debt securities is not limited.  A prospectus supplement relating to each series of subordinated debt securities will describe any subordination provisions applicable to such series in addition to or different from those described above.

By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets, (i) the holders of subordinated debt securities will be required to pay over their share of such distribution in respect of the subordinated debt securities to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full and (ii) creditors of ours who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of subordinated debt securities.

Conversion and Exchange

The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock, our preferred stock, another series of our debt securities, other securities, property or cash, or a combination of any of the foregoing, will be summarized in the prospectus supplement relating to such series of debt securities.  Such terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder, or at our option, in which the number of shares or amount of our common stock, our preferred stock, another series of our debt securities, other securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as summarized in the related prospectus supplement.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement.  Global securities will be issued in registered form and in either temporary or definitive form.  Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.  The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Restrictive Covenants

We will describe any restrictive covenants, including restrictions on any subsidiary, for any series of debt securities in a prospectus supplement.

Defeasance

At our option, either (a) we will be Discharged (as defined below) from any and all obligations in respect of any series of debt securities under the Indenture or (b) we will cease to be under any obligation to comply with the restriction on our ability to merge, consolidate or sell assets set forth in the applicable Indenture, the requirement that we maintain our existence or certain other restrictions, in either case if we deposit irrevocably with the trustee, in trust, specifically for the benefit of the holders of such series, money or U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient (in the written opinion of a nationally recognized firm of independent public accountants in the case of U.S. Government Obligations or a combination of money and U.S. Government Obligations) to pay all the principal of (including any sinking fund payments or analogous obligations), and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such series of debt securities.  To exercise such option, we are required to deliver to the trustee an opinion of tax counsel to the effect that holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax in the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred.

The term “Discharged” is defined to mean that we are deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the debt securities of such series and to have satisfied all the obligations under the Indenture relating to the debt securities of such series, except for

●	the rights of holders of the debt securities of such series to receive, from the trust fund described above, payment of the principal of and the interest on the debt securities of such series when such payments are due;

●	our obligations with respect to the debt securities of such series with respect to temporary debt securities, registration, transfer, exchange, replacement of mutilated, destroyed, lost and stolen certificates, maintenance of a paying office and holding money in trust; and

●	the rights, powers, trusts, duties and immunities of the trustee under the applicable Indenture.

The term “U.S. Government Obligations” is defined to mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and also includes a depositary receipt issued by a bank or trust company, as custodian with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

Satisfaction and Discharge

In addition, an Indenture will cease to be of further effect with respect to the debt securities of a series issued under that Indenture, subject to certain exceptions generally relating to compensation and indemnity of the trustee, when either:

●	all outstanding debt securities of that series have been delivered to the trustee for cancellation and we have paid all sums payable by us under the Indenture with respect to such series, or

●	all outstanding debt securities of that series not delivered to the trustee for cancellation either: (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year; and we have deposited irrevocably with the trustee, in trust, specifically for the benefit of the holders of such series, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient (in the written opinion of a nationally recognized firm of independent public accountants in the case of U.S. Government Obligations or a combination of money and U.S. Government Obligations) to pay all the principal of (including any sinking fund payments or analogous obligations), and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such series of debt securities.

Modification of the Indentures

Modifications and amendments of each Indenture may be made by us and the trustee, through a supplemental indenture, without the consent of the holders of the debt securities or with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities affected by such modification or amendment; provided however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

●	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

●	reduce the principal amount of or interest on, or any premium payable upon redemption of, any debt security;

●	change certain other terms related to waiver of past defaults or covenants (such as covenants and provisions of the Indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected);

●	reduce the percentage of the principal amount of the outstanding debt security of any series, the consent of whose holders is required to modify or amend the applicable Indenture or waive compliance with, or consent to certain defaults under, the provisions of such Indenture; or

●	make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of such security.

Our board of directors does not have the power to waive any of the covenants of each Indenture, including those relating to consolidation, merger or sale of assets.

Our board of directors does not have the power to waive any of the covenants of each Indenture, including those relating to consolidation, merger or sale of assets.

Events of Default, Notice and Waiver

The following will be "Events of Default" with respect to any particular series of the debt securities under the Indentures:

●	default in any payment of interest on such series when due, continued for 30 days;

●	default in any payment of principal and premium, if any, of, or sinking fund installment on, such series when due;

●	default in the performance, or breach, of any covenant or warranty of ours applicable to such series continued for 60 days after written notice to us by the trustee or the holders of at least 25% in principal amount of such series;

●	certain events of bankruptcy, insolvency or reorganization; and

●	any other event of default we may provide for that series.

No Event of Default with respect to a particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities.

The trustee will, within 90 days after the occurrence of any default with respect to any series of the debt securities, give to the holders thereof notice of such default known to the trustee, unless such default has been cured or waived (the term default for this purpose means any event which is, or after notice or lapse of time, or both, would become, an Event of Default); provided that, except in the case of a default in the payment of principal of (or premium, if any) or interest on any of such series of debt securities or in the payment of any sinking fund installments, the trustee will be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of that series.

We will be required to furnish to the trustee each year a statement as to the fulfillment by us of our obligations under the applicable Indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series may, in respect of such series, waive certain defaults and may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that such direction shall not be in conflict with any rule of law or with the applicable Indenture.  The trustee has the right to decline to follow any such direction if the trustee in good faith determines that the proceeding so directed would be unjustly prejudicial to the holders of debt securities of such series not joining in any such direction or would involve the trustee in personal liability.  Each Indenture provides that in case an Event of Default occurs and is continuing with respect to any series of the debt securities, the trustee will be required to exercise any of its rights and powers under such Indenture with the degree of care and skill such as a prudent man would exercise in the conduct of his own affairs.  Notwithstanding the foregoing, the trustee will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder.

 If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee or the holders of at least 25% in principal amount of such series may declare such series due and payable.

Each Indenture provides that no holder of debt securities of any series may institute any action against us under such Indenture (except in the case of an Event of Default) unless the holder has previously given notice to the trustee of a continuing Event of Default, holders of at least 25% in principal amount of such series have requested the trustee to institute such action and have offered the trustee reasonable indemnity, and the trustee has not instituted such action within 60 days of such request.

Consolidating, Merger or Sale of Assets

We may not consolidate with or merge into any other corporation or sell our assets substantially as an entirety, unless, among other conditions:

●	the corporation formed by such consolidation or into which we are merged or the corporation which acquires our assets is organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities, if any, issued under the applicable Indenture and the performance of every covenant of such Indenture to be performed by us; and

●	immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, has happened and is continuing.

Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which we are merged or to which such sale is made, will succeed to, and be substituted for, us under such Indenture.

Other than the covenants described above, or as set forth in any accompanying prospectus supplement, the Indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.

Governing Law

New York Law will govern the Indentures and the debt securities, without regard to its conflicts of law principles.

Description of Common Stock

The following summary of the rights of our common stock is not complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and bylaws, copies of which have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

We have authorized 255,000,000 shares of capital stock, par value $0.001 per share, of which 250,000,000 are shares of common stock and 5,000,000 are shares of “blank check” preferred stock.

As of June 1, 2021, we had 111,780,625 shares of common stock outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive pro rata dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is listed on the Nasdaq Capital Market under the symbol “INPX”. On June 3, 2021, the closing price of our common stock as reported by the Nasdaq Capital Market was $1.09 per share. Our stock transfer agent is Computershare Trust Company, N.A., 6200 S. Quebec St. Greenwood Village, CO 80111.

Description of Preferred Stock

Our articles of incorporation permits us to issue up to 5,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

●	Impairing dividend rights of our common stock;

●	Diluting the voting power of our common stock;

●	Impairing the liquidation rights of our common stock; and

●	Delaying or preventing a change of control without further action by our stockholders.

Series 4 Preferred Stock

On April 20, 2018, we entered into a Placement Agency Agreement with Roth Capital Partners, LLC, as placement agent, pursuant to which we agreed to sell and the placement agent agreed to use its “best efforts” to assist with selling, in a public offering pursuant to the Prior Registration Statement (also referred to herein as the April 2018 Offering), approximately $10.4 million in securities of the Company, consisting of units (the “Units”), at a price to the public of $1,000 per Unit, each consisting of (i) one share of our newly designated Series 4 Preferred Stock initially convertible into approximately 2 shares of our common stock at a conversion price of $828.00 per share (subject to adjustment), and (ii) one April 2018 Warrant to purchase such number of shares of common stock as each share of Series 4 Preferred is convertible into.

The Units, the shares of Series 4 Preferred, the April 2018 Warrants and the common stock underlying such securities, as applicable, were immediately separable and were issued separately in the April 2018 Offering. The April 2018 Offering was closed on April 24, 2018. Pursuant to the terms of a Securities Purchase Agreement by and between the Company and the investors in the April 2018 Offering, an aggregate of 10,115 Units were sold for an aggregate of 10,115 shares of Series 4 Preferred Stock initially convertible into an aggregate of 2 (subject to adjustment) shares of common stock and April 2018 Warrants to purchase an equivalent number of shares of common stock.

Our board of directors designated an aggregate of 10,415 shares of preferred stock as Series 4 Convertible Preferred Stock, $0.001 par value with a stated value of $1,000 (also referred to herein as the Series 4 Preferred Stock). As of June 1, 2021, there was 1 share of Series 4 Preferred Stock outstanding convertible into 5 shares of common stock.

Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the Series 4 Preferred Stock, except as prohibited by the certificate of designation of preferences, rights and limitations of the Series 4 Preferred Stock.

Liquidation. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series 4 Preferred Stock will be entitled to receive distributions out of our assets, whether capital or surplus, of the same amount that a holder of common stock would receive if the Series 4 Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock.

Dividends. Holders of the Series 4 Preferred Stock will be entitled to receive dividends equal (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock when, as and if such dividends are paid on shares of our common stock. No other dividends will be paid on shares of Series 4 Preferred Stock.

Conversion. Each share of Series 4 Preferred Stock is convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of common stock determined by dividing the stated value of $1,000 by the current conversion price equal to $223.20 per share (subject to adjustment described below). This right to convert is limited by the beneficial ownership limitation described below.

Anti-Dilution Protection. The Series 4 Preferred contain an anti-dilution protection feature, to adjust the conversion price if shares of common stock are sold or issued for a consideration per share less than the conversion price then in effect (subject to certain exemptions), provided, that the conversion price will not be less than $223.20. In addition, on the 60th day following the original issuance date of the Series 4 Preferred Stock, the conversion price will be reduced, and only reduced, to the lesser of (x) the then conversion price, as may be adjusted, and (y) 80% of the VWAP (as defined in the certificate of designation for the Series 4 Preferred Stock) on the trading day immediately prior to the 60th day, provided that the conversion price will not be less than $223.20. On June 25, 2018, in accordance with the terms of the price reset provisions described in the certificate of designation for the Series 4 Preferred Stock, the conversion price was adjusted to $320.40. On January 15, 2019, following the rights offering described below, the conversion price of the Series 4 Preferred Stock was reduced to the floor price of $223.20.

Beneficial Ownership Limitation. A holder shall have no right to convert any portion of Series 4 Preferred Stock, to the extent that, after giving effect to such conversion, such holder, together with such holder's affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% (or, upon election of a purchaser prior to the issuance of any shares, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion (subject to the right of the holder to increase such beneficial ownership limitation upon notice to us, provided that any increase in beneficial ownership limitation shall not be effective until 61 days following notice to us and provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of Series 4 Preferred Stock who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires Series 4 Preferred Stock with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

Series 5 Preferred Stock

On January 15, 2019, we closed a rights offering whereby we sold an aggregate of 12,000 units consisting of an aggregate of 12,000 shares of Series 5 Preferred Stock and 80January 2019 Warrants to purchase common stock exercisable for one share of common stock at an exercise price of $149.85 per share in accordance with the terms and conditions of a warrant agency agreement, resulting in gross proceeds to us of approximately $12 million, and net proceeds of approximately $10.77 million after deducting expenses relating to dealer-manager fees and expenses, and excluding any proceeds received upon exercise of any warrants. Following the rights offering, the conversion price of the Series 4 Preferred Stock was reduced to the floor price of $223.20, the exercise price of the warrants issued in the April 2018 public offering were also reduced to the floor price of $223.20 and the number of shares issuable upon exercise of such warrants was increased to 61,562 shares of common stock.

Our board of directors designated 12,000 shares of preferred stock as Series 5 Convertible Preferred Stock, $0.001 par value with a stated value of $1,000 (also referred to herein as the Series 5 Preferred Stock). As of June 1, 2021, there were 126 shares of Series 5 Preferred outstanding convertible into 841 shares of common stock. Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the Series 5 Preferred Stock, except as prohibited by the certificate of designation of preferences, rights and limitations of the Series 5 Preferred Stock.

Conversion. Each share of Series 5 Preferred Stock will be convertible at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Series 5 Preferred Stock by a conversion price of $149.85 per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Series 5 Preferred Stock will not have the right to convert any portion of the Series 5 Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% (subject to adjustment to up to 9.99% solely at the holder’s discretion upon 61 days’ prior notice to us) of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

Fundamental Transactions. In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent conversion of the Series 5 Preferred Stock, the holders of the Series 5 Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Series 5 Preferred Stock.

Dividends. Holders of Series 5 Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of common stock.

Voting Rights. Except as otherwise provided in the certificate of designation or as otherwise required by law, the Series 5 Preferred Stock has no voting rights.

Liquidation Preference. Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Series 5 Preferred Stock will be entitled to receive out of our assets, whether capital or surplus, the same amount that a holder of common stock would receive if the Series 5 Preferred Stock were fully converted (disregarding for such purpose any conversion limitations under the certificate of designation) to common stock, which amounts shall be paid pari passu with all holders of common stock.

Redemption Rights. We are not obligated to redeem or repurchase any shares of Series 5 Preferred Stock. Shares of Series 5 Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

Description of Subscription Rights

We may issue subscription rights to purchase shares of our common stock, preferred stock or other securities.  These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.  In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, debt securities, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” Description of Debt Securities and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Warrants

Warrants to Purchase Common Stock, Preferred Stock or Debt Securities

We may issue warrants for the purchase of common stock, preferred stock or debt securities.  We may issue warrants independently or together with any offered securities.  The warrants may be attached to or separate from those offered securities.  We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants.  These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of common stock, preferred stock or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants.  Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement.  After the close of business on the expiration date, if applicable, unexercised warrants will become void.  Warrants may be exercised as described in the applicable prospectus supplement.  When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock or debt securities that the warrant holder has purchased.  If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Outstanding Second February 2021 Warrants

On February 16, 2021, we entered into a Securities Purchase Agreement with an institutional investor, pursuant to which we sold in a registered direct offering, 3,000,000 shares of our common stock, Second February 2021 Warrants to purchase up to 9,950,250 shares of common stock at an exercise price of $2.01 per share and pre-funded warrants, which pre-funded warrants have been exercised in full, to purchase up to 6,950,250 shares of common stock at an exercise price of $0.001 per share. As of June 1, 2021, none of the Second February 2021 Warrants have been exercised.

The material terms of the Second February 2021 Warrants issued are summarized below, which summary is qualified in their entirety by reference to the form of warrant incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The Second February 2021 Warrants had an initial exercise price of $2.01 per share. The Second February 2021 Warrants are exercisable for one share of common stock, were immediately exercisable and may be exercised at any time on or after the initial exercise date and on or before the fifth anniversary of the initial issuance date.

A holder shall have no right to exercise any portion of a Second February 2021 Warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon such exercise (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to us, provided that an increase in the beneficial ownership limitation will not be effective until 61 days following notice to us and provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of Second February 2021 Warrants who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires such warrants with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

The Second February 2021 Warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus, by cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Second February 2021 Warrant. No fractional shares will be issued upon the exercise of a Second February 2021 Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

The exercise price of the Second February 2021 Warrants is subject to adjustment (but not below the par value of our common stock) in the case of stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders.

Outstanding First February 2021 Warrants

On February 12, 2021, we entered into a Securities Purchase Agreement with an institutional investor, pursuant to which we sold in a registered direct offering, 7,000,000 shares of our common stock, First February 2021 Warrants to purchase up to 15,000,000 shares of common stock at an exercise price of $2.00 per share and pre-funded warrants, which pre-funded warrants have been exercised in full, to purchase up to 8,000,000 shares of common stock at an exercise price of $0.001 per share. As of June 1, 2021, none of the First February 2021 Warrants have been exercised.

The material terms of the First February 2021 Warrants issued are summarized below, which summary is qualified in their entirety by reference to the form of warrant incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The First February 2021 Warrants had an initial exercise price of $2.00 per share. The First February 2021 Warrants are exercisable for one share of common stock, were immediately exercisable and may be exercised at any time on or after the initial exercise date and on or before the fifth anniversary of the initial issuance date.

A holder shall have no right to exercise any portion of a First February 2021 Warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon such exercise (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to us, provided that an increase in the beneficial ownership limitation will not be effective until 61 days following notice to us and provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of First February 2021 Warrants who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires such warrants with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

The First February 2021 Warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus, by cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the First February 2021 Warrant. No fractional shares will be issued upon the exercise of a First February 2021 Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

The exercise price of the First February 2021 Warrants is subject to adjustment (but not below the par value of our common stock) in the case of stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders.

Outstanding January 2021 Warrants

On January 24, 2021, we entered into a Securities Purchase Agreement with an institutional investor, pursuant to which we sold in a registered direct offering, 5,800,000 shares of our common stock, and January 2021 Warrants to purchase up to 19,354,838 shares of common stock at an exercise price of $1.55 per share and pre-funded warrants, which pre-funded warrants have been exercised in full, to purchase up to 13,554,838 shares of common stock, at an exercise price of $0.001 per share. As of June 1, 2021, none of the January 2021 Warrants have been exercised.

The material terms of the January 2021 Warrants issued are summarized below, which summary is qualified in their entirety by reference to the form of warrant incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The January 2021 Warrants had an initial exercise price of $1.55 per share. The January 2021 Warrants are exercisable for one share of common stock, were immediately exercisable and may be exercised at any time on or after the initial exercise date and on or before the fifth anniversary of the initial issuance date.

A holder shall have no right to exercise any portion of a January 2021 Warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon such exercise (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to us, provided that an increase in the beneficial ownership limitation will not be effective until 61 days following notice to us and provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of January 2021 Warrants who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires such warrants with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

The January 2021 Warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus, by cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the January 2021 Warrant. No fractional shares will be issued upon the exercise of a January 2021 Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

The exercise price of the January 2021 Warrants is subject to adjustment (but not below the par value of our common stock) in the case of stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders.

Outstanding November 2020 Warrants

On November 25, 2020, we entered into a Securities Purchase Agreement with an institutional investor, pursuant to which we sold in a registered direct offering, 5,000,000 shares of our common stock, November 2020 Warrants to purchase up to 8,000,000 shares of common stock at an exercise price of $1.25 per share and pre-funded warrants, which pre-funded warrants have been exercised in full, to purchase up to 3,000,000 shares of common stock at an exercise price of $0.001 per share. As of June 1, 2021, we had November 2020 Warrants outstanding to purchase an aggregate of 5,000,000 shares of common stock.

The material terms of the November 2020 Warrants issued are summarized below, which summary is qualified in their entirety by reference to the form of warrant incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The November 2020 Warrants had an initial exercise price of $1.25 per share. The November 2020 Warrants are exercisable for one share of common stock, were immediately exercisable and may be exercised at any time on or after the initial exercise date and on or before the fifth anniversary of the initial issuance date.

A holder shall have no right to exercise any portion of a November 2020 Warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon such exercise (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to us, provided that an increase in the beneficial ownership limitation will not be effective until 61 days following notice to us and provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of November 2020 Warrants who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires such warrants with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

The November 2020 Warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus, by cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the November 2020 Warrant. No fractional shares will be issued upon the exercise of a November 2020 Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

The exercise price of the November 2020 Warrants is subject to adjustment (but not below the par value of our common stock) in the case of stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders.

Outstanding January 2019 Warrants

On January 15, 2019, we closed a rights offering whereby it sold an aggregate of 12,000 units consisting of an aggregate of 12,000 shares of Series 5 Preferred Stock and 80 January 2019 Warrants to purchase common stock exercisable for one share of common stock at an exercise price of $149.85 per share in accordance with the terms and conditions of a warrant agency agreement, As of June 1, 2021, we had January 2019 Warrants outstanding to purchase an aggregate of 2,507 shares of common stock.

The material terms of the January 2019 Warrants issued are summarized below, which summary is qualified in their entirety by reference to the form of warrant incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The January 2019 Warrants are exercisable for one share of common stock, were immediately exercisable and may be exercised at any time on or after the initial exercise date and on or before the fifth anniversary of the initial issuance date.

A holder shall have no right to exercise any portion of a January 2019 Warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon such exercise (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to us, provided that an increase in the beneficial ownership limitation will not be effective until 61 days following notice to us and provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of January 2019 Warrants who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires such warrants with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

The January 2019 Warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus, by cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the January 2019 Warrant. In addition, a cashless exercise may occur after 25 days after the initial exercise date, if the VWAP (as defined in the January 2019 Warrant) of the common stock on any trading day on or after such date fails to exceed the initial exercise price (subject to adjustment for any stock splits, stock dividends, stock combinations, recapitalizations and similar events). In such event, the aggregate number of shares of common stock issuable in such cashless exercise will equal the product of (x) the aggregate number of shares of common stock that would be issuable upon exercise of the January 2019 Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 0.60.

No fractional shares will be issued upon the exercise of a January 2019 Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

The exercise price of the January 2019 Warrants is subject to adjustment (but not below the par value of our common stock) in the case of stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders.

Outstanding April 2018 Warrants

In the April 2018 Offering closed on April 24, 2018 (as described above), we issued warrants to all investors in the Units to purchase an aggregate of 10,230 shares of common stock. As of June 1, 2021, we had April 2018 Warrants outstanding to purchase an aggregate of 61,562 shares of common stock.

The material terms of the April 2018 Warrants issued are summarized below, which summary is qualified in their entirety by reference to the form of warrant incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The April 2018 Warrants had an initial exercise price per share equal to $1,206.00. The April 2018 Warrants are exercisable for the number of shares of our common stock underlying the corresponding Unit from its date of issuance and at any time up to the date that is five years after its original date of issuance.

A holder shall have no right to exercise any portion of an April 2018 Warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% (or, upon election of a purchaser, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon such exercise (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to us, provided that an increase in the beneficial ownership limitation will not be effective until 61 days following notice to us and provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of April Warrants who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires such warrants with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

The April 2018 Warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus, by cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the April 2018 Warrant. No fractional shares will be issued upon the exercise of an April 2018 Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

The exercise price of the April 2018 Warrants is subject to adjustment (but not below the par value of our common stock) in the case of stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders. The April 2018 Warrants contain a full ratchet price protection feature, to the extent such warrants have not been exercised previously, to adjust the exercise price and number of shares underlying the warrants if shares of common stock are sold or issued for a consideration per share less than the exercise price per share then in effect, provided, that the exercise price will not be less than $223.20, with certain standard exempt issuances. On January 15, 2019, following the rights offering described above, the exercise price of the April 2018 Warrants was reduced to the floor price of $223.20 and the number of shares issuable upon exercise of such warrants was increased to 61,562 shares of common stock.

Outstanding February 2018 Warrants

On February 20, 2018, we completed a public offering for approximately $18 million in securities pursuant to an effective registration statement on Form S-1, consisting of (1) an aggregate of 1,848 Class A units, at a price to the public of $4,230 per Class A unit, each consisting of one share of common stock, and a February 2018 Warrant to purchase one share of common stock, and (2) 10,184.9752 Class B units, at a price to the public of $1,000 per Class B unit, each consisting of one share of the Company’s newly designated Series 3 convertible preferred stock, par value $0.001 per share (“Series 3 Preferred Stock”), with a stated value of $1,000 and initially convertible into approximately 1 share of common stock at a conversion price of $4,230 per share for up to an aggregate of 2,408 shares of common stock and February 2018 Warrants exercisable for the number of shares of common stock into which the shares of Series 3 Preferred Stock were initially convertible.

The material terms of the February 2018 Warrants issued are summarized below, which summary is qualified in their entirety by reference to the form of warrant incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The February 2018 Warrants were immediately exercisable at an exercise price of $4,230 per share (subject to adjustment) and will expire five years after the issuance. If, at any time while the February 2018 Warrants are outstanding we or any of our significant subsidiaries, as applicable, will sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents, at an effective price per share that is less than the exercise price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), the applicable exercise price shall be reduced and only reduced to equal the Base Share Price, provided that the Base Share Price shall not be less than $1,141.20 (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the securities purchase agreement).

As a result of the April 2018 Offering, which constituted a Dilutive Issuance under the February 2018 Warrants, the exercise price of the February 2018 Warrants was adjusted to the floor price of $1,141.20 per share and the number of shares of common stock underlying the February 2018 Warrants was increased to an aggregate of 24,055 shares of common stock.

Outstanding Warrants

Outstanding warrants to purchase our common stock, including the February 2018 Warrants, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants and the Second February 2021 Warrants, are as follows:

As of June 1, 2021, we had warrants issued and outstanding for the purchase of up to 49,398,338 shares of our common stock, at exercise prices ranging from $1.25 to $16,200. The warrants are held by 120 security holders. Outstanding warrants to purchase our common stock are as follows:

Issuance Date	Number of Shares	Exercise Period	Exercise Price
June 30, 2017	4	June 30, 2017 to June 30, 2022	$16,200
August 9, 2017	24	From August 9, 2017 to August 9, 2022	$29,700
January 8, 2018	340	From February 2, 2018 to February 2, 2023	$5,400
February 20, 2018	24,055	From February 20, 2018 to February 20, 2023	$1,141.20
April 24, 2018	61,562	From April 24, 2018 to April 24, 2023	$223.20
January 15, 2019	2,507	From January 15, 2019 to January 15, 2024	$149.85
August 15, 2019	4,758	From August 15, 2019 to August 15, 2024	$12.4875
November 25, 2020	5,000,000	From November 25, 2020 to November 25, 2025	$1.25
January 24, 2021	19,354,838	From January 24, 2021 to January 24, 2025	$1.55
February 12, 2021	15,000,000	From February 12, 2021 to February 12, 2026	$2.00
February 16, 2021	9,950,250	From February 16, 2021 to February 16, 2026	$2.01

Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statutes (“NRS”) provides, in general, that a corporation incorporated under the laws of the State of Nevada, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person (a) is not liable pursuant to Section 73.138 of the NRS, and (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person (a) is not liable pursuant to Section 73.138 of the NRS, and (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation.

Our articles of incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to maintain insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FORGOING PROVISIONS OR OTHERWISE, WE HAVE BEEN INFORMED THAT, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND IS, THEREFORE, UNENFORCEABLE.

Anti-Takeover Effects of Nevada Law and our Articles of Incorporation and Bylaws

Our articles of incorporation, our bylaws and the Nevada Revised Statutes contain provisions that could delay or make more difficult an acquisition of control of our company not approved by our board of directors, whether by means of a tender offer, open market purchases, proxy contests or otherwise. These provisions have been implemented to enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in the best interest of our company and our stockholders. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of our company even if such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

Set forth below is a description of the provisions contained in our articles of incorporation, bylaws and Nevada Revised Statutes that could impede or delay an acquisition of control of our company that our board of directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our articles of incorporation and bylaws, forms of each of which are included as exhibits to the registration statement of which this prospectus forms a part.

Authorized But Unissued Preferred Stock

We are currently authorized to issue a total of 5,000,000 shares of preferred stock. Our articles of incorporation provide that the board of directors may issue preferred stock by resolutions, without any action of the stockholders. In the event of a hostile takeover, the board of directors could potentially use this preferred stock to preserve control.

Filling Vacancies

Our bylaws establish that the board shall be authorized to fill any vacancies on the board arising due to the death, resignation or removal of any director. The board is also authorized to fill vacancies if the stockholders fail to elect the full authorized number of directors to be elected at any annual or special meeting of stockholders. Vacancies in the board may be filled by a majority of the remaining directors then in office, even though less than a quorum of the board, or by a sole remaining director.

Removal of Directors

The provisions of our bylaws may make it difficult for our stockholders to remove one or more of our directors. Our bylaws provide that the entire board of directors, or any individual director, may be removed from office at any special meeting of stockholders called for such purpose by vote of the holders of two-thirds of the voting power entitling the stockholders to elect directors in place of those to be removed. Furthermore, according to our bylaws, no director may be removed (unless the entire board is removed) when the votes cast against removal or not consenting in writing to such removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote, were voted) and the entire number of directors authorized at the time of the directors’ most recent election were then being elected. Our bylaws also provide that when, by the provisions of our articles of incorporation, the holders of the shares of any class or series voting as a class or series are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

Board Action Without Meeting

Our bylaws provide that the board may take action without a meeting if all the members of the board consent to the action in writing. Board action through consent allows the board to make swift decisions, including in the event that a hostile takeover threatens current management.

No Cumulative Voting

Our bylaws and articles of incorporation do not provide the right to cumulate votes in the election of directors. This provision means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. Non-cumulative voting makes it more difficult for an insurgent minority stockholder to elect a person to the board of directors.

Stockholder Proposals

Except to the extent required under applicable laws, we are not required to include on our proxy card, or describe in our proxy statement, any information relating to any stockholder proposal and disseminated in connection with any meeting of stockholders.

Amendments to Articles of Incorporation and Bylaws

Our articles of incorporation give both the directors and the stockholders the power to adopt, alter or repeal the bylaws of the corporation. Any adoption, alteration, amendment, change or repeal of the bylaws by the stockholders requires an affirmative vote by a majority of the outstanding stock of the company. Any bylaw that has been adopted, amended, or repealed by the stockholders may be amended or repealed by the board, except that the board shall have no power to change the quorum for meetings of stockholders or of the board or to change any provisions of the bylaws with respect to the removal of directors or the filling of vacancies in the board resulting from the removal by the stockholders. Any proposal to amend, alter, change or repeal any provision of our articles of incorporation requires approval by the affirmative vote of a majority of the voting power of all of the classes of our capital stock entitled to vote on such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for that purpose.

Nevada Statutory Provisions

We are subject to the provisions of NRS 78.378 to 78.3793, inclusive, an anti-takeover law, which applies to any acquisition of a controlling interest in an “issuing corporation.” In general, such anti-takeover laws permit the articles of incorporation, bylaws or a resolution adopted by the directors of an “issuing corporation” (as defined in NRS 78.3788) to impose stricter requirements on the acquisition of a controlling interest in such corporation than the provisions of NRS 78.378 to 78.3793, inclusive, as well as permit the directors of an issuing corporation to take action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting plans, arrangements or other instruments that grant or deny rights, privileges, power or authority to holder(s) of certain percentages of ownership and/or voting power. Further, an “acquiring person” (and those acting in association) only obtains such voting rights in the control shares as are conferred by resolution of the stockholders at either a special meeting requested by the acquiring person, provided it delivers an offeror’s statement pursuant to NRS 78.3789 and undertakes to pay the expenses thereof, or at the next special or annual meeting of stockholders. In addition, the anti-takeover law generally provides for (i) the redemption by the issuing corporation of not less than all of the “control shares” (as defined) in accordance with NRS 78.3792, if so provided in the articles of incorporation or bylaws in effect on the 10th day following the acquisition of a controlling interest in an “issuing corporation”, and (ii) dissenter’s rights pursuant to NRS 92A.300 to 92A.500, inclusive, for stockholders that voted against authorizing voting rights for the control shares.

We are also subject to the provisions of NRS 78.411 to 78.444, inclusive, which generally prohibits a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” (each as defined) that is the beneficial owner, directly or indirectly, of at least ten percent of the voting power of the outstanding voting shares of the corporation or is an affiliate or associate of the corporation that previously held such voting power within the past three years, for a period of three years after the date the person first became an “interested stockholder”, subject to certain exceptions for authorized combinations, as provided therein.

In accordance with NRS 78.195, our articles of incorporation provide for the authority of the board of directors to issue shares of preferred stock in series by filing a certificate of designation to establish from time to time the number of shares to be included in such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, subject to limitations prescribed by law.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is traded on the Nasdaq Capital Market.  If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors.  While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, any such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice.  Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.  We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system.  Any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

The Securities the Selling Security Holders May Offer

In addition to the securities we may offer, the Selling Security Holders may use this prospectus to offer and sell in one or more secondary offerings up to 19,911,477 shares of common stock that we issued or that are issuable to the Selling Security Holders as Purchaser Shares and Earnout Shares in partial consideration for the acquisition of all of the outstanding capital stock of CXApp. The Selling Security Holders’ shares have been included in the registration statement of which this prospectus is a part in satisfaction of registration rights granted to the Selling Security Holders.

SELLING SECURITY HOLDERS

We are registering the Purchaser Shares and the Earnout Shares in order to permit the Selling Security Holders to offer the shares of our common stock included in the Purchaser Shares and the Earnout Shares, when issued, as applicable, for resale from time to time. See “Plan of Distribution.” None of the Selling Security Holders nor any of their affiliates has held an executive office, or had any other material relationship, with us or any of our affiliates in the past three years.

The table below lists information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of common stock held by each Selling Security Holder supplied to us by the Selling Security Holders.

The second column lists the number of shares of common stock beneficially owned by each Selling Security Holder as of June 1, 2021, based on the ownership of shares of common stock that have been issued and could be issued pursuant to warrants, options and other convertible securities that are currently exercisable or exercisable within 60 days of June 1, 2021, without taking account of any limitations on exercise of these securities set forth therein.

The third column lists the shares of common stock being offered by this prospectus by each Selling Security Holder.

The fourth column assumes the sale of all of the shares offered by each selling stockholders pursuant to this prospectus.

Each Selling Security Holder agreed that, for so long as such Selling Security Holder owns any Purchaser Shares or any Earnout Shares, such Selling Security Holder will not, directly or indirectly, without our prior written consent, agree or offer to sell, dispose or otherwise transfer any such shares of common stock, except that a Selling Security Holder may, on any trading day, sell that number of shares that, when aggregated, is equal to 10% of the daily trading volume for the common stock on the Nasdaq Capital Market, or any other trading market on which the common stock is listed, on such trading day; provided, that a Selling Security Holder will be permitted to sell during any 30-day period (i) an amount of Purchaser Shares up to 25% of such Selling Security Holder’s initial aggregate amount of Purchaser Shares owned and (ii) an amount of Earnout Shares up to 50% of such Selling Security Holder’s initial aggregate amount of Earnout Shares owned.

Name of Selling Security Holder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock of Owned After Offering
Leon Papkoff	9,545,646	(1)	9,545,646	(1)	-
Skye Barcus	3,612,337	(2)	3,612,337	(2)	-
Andrea Williams	1,587,086	(3)	1,587,086	(3)	-
Darby Mason-Werner	779,399	(4)	779,399	(4)	-
Chan Hok Leong (aka Jimmy Chan)	793,543	(5)	793,543	(5)	-
Li Yuelin (aka Melanie Li)	711,508	(6)	711,508	(6)	-
Thomas Wyatt	299,850	(7)	299,850	(7)	-
Chen Chunguang (aka Neo Chen)	69,452	(8)	69,452	(8)	-
Cai Chengyue (aka Sun Cai)	62,380	(9)	62,380	(9)	-
Glenda R. Juele	117,690	(10)	117,690	(10)	-
Lin Yanjia (aka Flyblue Lin)	57,572	(11)	57,572	(11)	-
Lin Jiazhen (aka Root Lin)	57,572	(12)	57,572	(12)	-
Tan Yongxiang (aka Xiang Tan)	29,917	(13)	29,917	(13)	-
Yulih Lee (aka Lillie Lee)	22,630	(14)	22,630	(14)	-
Alex Le	354,488	(15)	354,488	(15)	-
Jeff Dumo	311,165	(16)	311,165	(16)	-
Kenny Chen	311,165	(17)	311,165	(17)	-
Patrick Lee	245,905	(18)	245,905	(18)	-
Stephen Wang	238,579	(19)	238,579	(19)	-
Senh Duong	245,905	(20)	245,905	(20)	-
Joe Huang	41,855	(21)	41,855	(21)	-
Bobby Lee	41,855	(22)	41,855	(22)	-
Binh Ngo	41,855	(23)	41,855	(23)	-
Chih-hung Yeh	41,855	(24)	41,855	(24)	-
Alda Lee	29,299	(25)	29,299	(25)	-
Paul Lee	29,299	(26)	29,299	(26)	-
John Joh	29,299	(27)	29,299	(27)	-
Mark Moran	28,136	(28)	28,136	(28)	-
Susan Nakasora	28,136	(29)	28,136	(29)	-
Chung Yu Wang	29,299	(30)	29,299	(30)	-
Lily Chi	40,693	(31)	40,693	(31)	-
Larry Barber	16,742	(32)	16,742	(32)	-
Kai Chang	1,395	(33)	1,395	(33)	-
Boon Khoo	1,395	(34)	1,395	(34)	-
Matt Stone	56,575	(35)	56,575	(35)	-
Total:			19,911,477

(1)	Includes (i) 4,042,328 shares of common stock included in the Purchaser Shares, and (ii) 5,503,318 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(2)	Includes (i) 1,510,568 shares of common stock included in the Purchaser Shares, and (ii) 2,101,769 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(3)	Includes (i) 480,892 shares of common stock included in the Purchaser Shares, and (ii) 1,106,194 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(4)	Includes (i) 226,302 shares of common stock included in the Purchaser Shares, and (ii) 553,097 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(5)	Includes (i) 240,446 shares of common stock included in the Purchaser Shares, and (ii) 553,097 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(6)	Includes (i) 158,411 shares of common stock included in the Purchaser Shares, and (ii) 553,097 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(7)	Includes 299,850 shares of common stock included in the Purchaser Shares.

(8)	Includes (i) 14,143 shares of common stock included in the Purchaser Shares, and (ii) 55,309 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(9)	Includes (i) 7,071 shares of common stock included in the Purchaser Shares, and (ii) 55,309 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(10)	Includes (i) 7,071 shares of common stock included in the Purchaser Shares, and (ii) 110,619 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(11)	Includes (i) 2,263 shares of common stock included in the Purchaser Shares, and (ii) 55,309 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(12)	Includes (i) 2,263 shares of common stock included in the Purchaser Shares, and (ii) 55,309 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(13)	Includes (i) 2,263 shares of common stock included in the Purchaser Shares, and (ii) 27,654 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(14)	Includes 22,630 shares of common stock included in the Purchaser Shares.

(15)	Includes (i) 22,630 shares of common stock included in the Purchaser Shares, and (ii) 331,858 shares of common stock included in the Earnout Shares issuable upon the receipt of stockholder approval, in accordance with and as required by the Nasdaq Listing Rules.

(16)	Includes 311,165 shares of common stock included in the Purchaser Shares.

(17)	Includes 311,165 shares of common stock included in the Purchaser Shares.

(18)	Includes 245,905 shares of common stock included in the Purchaser Shares.

(19)	Includes 238,579 shares of common stock included in the Purchaser Shares.

(20)	Includes 245,905 shares of common stock included in the Purchaser Shares.

(21)	Includes 41,855 shares of common stock included in the Purchaser Shares.

(22)	Includes 41,855 shares of common stock included in the Purchaser Shares.

(23)	Includes 41,855 shares of common stock included in the Purchaser Shares.

(24)	Includes 41,855 shares of common stock included in the Purchaser Shares.

(25)	Includes 29,299 shares of common stock included in the Purchaser Shares.

(26)	Includes 29,299 shares of common stock included in the Purchaser Shares.

(27)	Includes 29,299 shares of common stock included in the Purchaser Shares.

(28)	Includes 28,136 shares of common stock included in the Purchaser Shares.

(29)	Includes 28,136 shares of common stock included in the Purchaser Shares.

(30)	Includes 29,299 shares of common stock included in the Purchaser Shares.

(31)	Includes 40,693 shares of common stock included in the Purchaser Shares.

(32)	Includes 16,742 shares of common stock included in the Purchaser Shares.

(33)	Includes 1,395 shares of common stock included in the Purchaser Shares.

(34)	Includes 1,395 shares of common stock included in the Purchaser Shares.

(35)	Includes 56,575 shares of common stock included in the Purchaser Shares.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the Nasdaq Capital Market or other principal market for our common stock. We may apply to list any series of preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares during and after the offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common shares for their own accounts by selling more shares of common stock than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common stock in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with the offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to our activities.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We are offering an aggregate of 49,394,058 shares of common stock, which were previously registered under the Prior Registration Statement. upon the conversion of the outstanding Series 4 Preferred Stock, the Series 5 Preferred Stock and exercise of the February 2018 Warrants, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants and the Second February 2021 Warrants, provided that we will not receive an additional consideration for the conversion of the Series 4 Preferred Stock and the Series 5 Preferred Stock. Shares of common stock issuable upon the conversion of the outstanding Series 4 Preferred Stock and Series 5 Preferred Stock or the exercise of the February 2018 Warrants, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants and the Second February 2021 Warrants will trade on the Nasdaq Capital Market under the symbol “INPX.”

The shares of common stock issuable upon the conversion of the outstanding Series 4 Preferred Stock and Series 5 Preferred Stock and the exercise of the February 2018 Warrants, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants and the Second February 2021 Warrants will not be offered through underwriters, brokers or dealers. We will not pay any compensation in connection with the offering of these shares upon conversion of the outstanding Series 4 Preferred Stock or Series 5 Preferred Stock or the exercise of the February 2018 Warrants, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants or the Second February 2021 Warrants. The shares of common stock will be distributed to those holders of the Series 4 Preferred Stock, the Series 5 Preferred Stock, the February 2018 Warrants, the April 2018 Warrants, the January 2019 Warrants, the November 2020 Warrants, the January 2021 Warrants, the First February 2021 Warrants or the Second February 2021 Warrants who properly converted their Series 4 Preferred Stock or Series 5 Preferred Stock or exercised their warrants and deliver payment of the aggregate exercise price, in accordance with the terms of the warrants.

We are also registering the shares of our common stock issued or issuable to the Selling Security Holders as Purchaser Shares and Earnout Shares to permit the resale of these shares by the Selling Security Holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Security Holders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the Purchaser Shares and the Earnout Shares. Each Selling Security Holder may sell all or a portion of the shares of common stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Security Holder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement is declared effective by the SEC;

●	broker-dealers may agree with a Selling Security Holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Each Selling Security Holder may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, each Selling Security Holder may transfer the shares of common stock by other means not described in this prospectus. If any Selling Security Holder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Security Holder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, each Selling Security Holder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. Each Selling Security Holder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. Each Selling Security Holder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

Each Selling Security Holder may pledge or grant a security interest in part or all of its Purchaser Shares and Earnout Shares and, if it defaults in the performance of the secured obligations, the pledgees or secured parties may offer and sell the shares of common stock included in the Purchaser Shares and the Earnout Shares time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. Each Selling Security Holder also may transfer and donate the shares of common stock included in the Purchaser Shares and the Earnout Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Security Holders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Security Holders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Security Holders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Security Holders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Security Holders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Security Holders will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP (“MSK”), New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement. As of the date of this filing, MSK and certain principals of the firm beneficially own securities of the Company representing in the aggregate less than five percent of the shares of the registrant’s common stock outstanding immediately prior to the filing of this registration statement. Although MSK is not obligated to, it may accept securities of the Company as payment for services in the future.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2020 and 2019, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP, given on their authority as experts in accounting and auditing.

ECOVIS Audit AG, independent registered public accounting firm, has audited the financial statements of nanotron Technologies GmbH as of December 31, 2019 and for the year ended December 31, 2019, included in our Current Report on Form 8-K/A filed with the SEC on January 15, 2021, as set forth in their report, which is incorporated herein by reference in this prospectus. Such financial statements are incorporated by reference in reliance on ECOVIS Audit AG, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.inpixon.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 31, 2021;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, as filed with the SEC on May 17, 2021;

●	our Current Reports on Form 8-K, as filed with the SEC on January 25, 2021 (other than any portion of the filing that is furnished rather than filed pursuant to Item 7.01), February 12, 2021 (other than any portion of the filing that is furnished rather than filed pursuant to Item 7.01), February 17, 2021 (other than any portion of the filing that is furnished rather than filed pursuant to Item 7.01), February 26, 2021, March 19, 2021, April 14, 2021, April 29, 2021 and May 6, 2021 and on Form 8-K/A, as filed with the SEC on January 15, 2021 and April 23, 2021; and

●	the description of our common stock included in our Registration Statement on Form 8-A, as filed with the SEC on April 7, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us subsequent to those listed above with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), prior to the termination or completion of the offerings (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to:

Inpixon

Attn: Secretary

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

53,197.7234 Shares of Series 8 Convertible Preferred Stock

112,778,720 Shares of Common Stock Underlying the Series 8 Convertible Preferred Stock

Warrants to purchase up to 112,778,720 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Placement Agent

MAXIM GROUP LLC

March 22, 2022